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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUICKLOGIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 QUICKLOGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 22, 2009

        The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation, will be held at QuickLogic's offices located at 1277 Orleans Drive, Sunnyvale, California 94089, on Wednesday, April 22, 2009, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect two Class I directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2012;

  2.
  To approve the QuickLogic Corporation 2009 Stock Plan;

  3.
  To approve the QuickLogic Corporation 2009 Employee Stock Purchase Plan;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic's independent registered public accounting firm for the fiscal year ending December 27, 2009; and

  5.
  To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 23, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed, postage-prepaid envelope enclosed for that purpose. Your shares will be voted in accordance with the instructions given on the proxy. Stockholders are also able to submit their proxy over the Internet or by telephone. Stockholders attending the meeting may vote in person even if they have returned a proxy. Please note, however, that if your shares are held in a street name by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain a proxy issued in your name from that holder.

For the Board of Directors,
E. Thomas Hart Chairman of the Board and Chief Executive Officer

Sunnyvale, California
March 20, 2009

 YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE "VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE" SECTION ON PAGE 2 FOR ADDITIONAL INFORMATION.

 QUICKLOGIC CORPORATION

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

General

        The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, April 22, 2009, at 10:00 a.m., local time, or at any and all adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at QuickLogic's offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic's telephone number at that address is (408) 990-4000. At the meeting, only stockholders of record at the close of business on February 23, 2009, the record date, will be entitled to vote. On February 23, 2009, QuickLogic's outstanding capital stock consisted of 29,909,393 shares of common stock.

        At the meeting, the stockholders will be asked:

  1.
  To elect two Class I directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2012;

  2.
  To approve the QuickLogic Corporation 2009 Stock Plan;

  3.
  To approve the QuickLogic Corporation 2009 Employee Stock Purchase Plan;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic's independent registered public accounting firm for the fiscal year ending December 27, 2009; and

  5.
  To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

        This Proxy Statement and form of proxy were first sent or given to stockholders entitled to vote at the Annual Meeting on or about March 20, 2009, together with our 2008 Annual Report to Stockholders.

Voting and Discretionary Voting

        Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

        Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted FOR the director nominees described herein, FOR the approval of the QuickLogic Corporation 2009 Stock Plan, FOR the approval of the QuickLogic Corporation 2009 Employee Stock Purchase Plan, FOR the ratification of the independent registered public accounting firm and, with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Election of Directors

        Holders of all outstanding shares of QuickLogic's common stock have the right to elect two Class I directors for a three-year term to the Board of Directors. The directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Approval of the QuickLogic Corporation 2009 Stock Plan

        Approval of the QuickLogic Corporation 2009 Stock Plan will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Approval of the QuickLogic Corporation 2009 Employee Stock Purchase Plan

        Approval of the QuickLogic Corporation 2009 Employee Stock Purchase Plan will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Ratification of Appointment of Independent Registered Public Accounting Firm

        Ratification of the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as QuickLogic's independent registered public accounting firm for the fiscal year ended December 27, 2009 will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Voting Electronically via the Internet or by Telephone

        Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

        If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. ("Broadridge") online program. This program provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge's program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Stockholders who elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about March 20, 2009 with information on how to access stockholder information and instructions for voting.

Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 22, 2009

        Our proxy materials including our Proxy Statement, Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed and printed, free of charge, at http://materials.proxyvote.com/74837P.

Solicitation of Proxies

        This solicitation of proxies is made by the Board of Directors of QuickLogic and all costs associated with soliciting proxies will be borne by QuickLogic. We have engaged The Proxy Advisory Group, LLC, to assist us with the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. QuickLogic may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail (if so requested by the stockholder), telephone or facsimile.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy.

Quorum; Abstentions; Broker Non-Votes

        The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 29,909,393 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals

        The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on the investor relations portion of our website, http://ir.quicklogic.com, to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of the outstanding voting securities of the Company continuously for at least six months prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year's proxy statement will likely not be considered timely for consideration at that year's annual meeting.

        A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company's Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission ("SEC") rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of Company stockholdings.

        A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company's Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Stockholder Proposals

        Stockholders are entitled to present proposals for consideration at the next annual meeting of stockholders provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.

        Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2010 Annual Meeting of Stockholders must submit such proposal to us by the date that is 120 days prior to the one year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals or nominations to be included in such proxy statement, which date is November 20, 2009.

Householding

        Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, you may contact your broker or the mailing agent, Broadridge Financial Solutions, Inc., at (800) 542-1061.

 PROPOSAL ONE

ELECTION OF DIRECTORS

        QuickLogic's Board of Directors is currently comprised of seven members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Michael J. Callahan and Michael R. Farese have been designated as Class I directors whose terms expire at the 2009 Annual Meeting of Stockholders. Arturo Krueger and Gary H. Tauss have been designated as Class II directors whose terms expire at the 2010 Annual Meeting of Stockholders. E. Thomas Hart, Christine Russell and Hide L. Tanigami have been designated as Class III directors whose terms expire at the 2011 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.

Nominees for Class I Directors

        Two Class I directors are to be elected at the 2009 Annual Meeting of Stockholders for a three-year term ending in 2012. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated Michael J. Callahan and Michael R. Farese as Class I directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Messrs. Callahan and Farese. QuickLogic expects that Messrs. Callahan and Farese will accept such nominations. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of each person elected as director will continue until such director's term expires in 2012 or until such director's successor has been elected and qualified or until such director's earlier death, resignation or removal.

Required Vote

        The nominees receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them, shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

        QUICKLOGIC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THE NOMINEES LISTED ABOVE.

Directors and Nominees for Director

        The following table sets forth information concerning the nominees for Class I director.

Nominees for Class I Director

Name	Age	Position
Michael J. Callahan	73	Director
Michael R. Farese	62	Director

        Michael J. Callahan has served as a member of our Board of Directors since July 1997. From March 1990 through his semi-retirement in September 2000, Mr. Callahan served as Chairman of the

Board, President and Chief Executive Officer of WaferScale Integration, Inc., a producer of peripheral integrated circuits. From 1978 to March 1990, Mr. Callahan held various positions at Monolithic Memories, Inc., a semiconductor manufacturing company, most recently as its President. During his tenure as President, Monolithic Memories became a subsidiary of Advanced Micro Devices, Inc., a semiconductor manufacturing company, where Mr. Callahan was Senior Vice President of Programmable Products. Prior to joining Monolithic Memories, he worked at Motorola Semiconductor for 16 years where he was Director of Research and Development as well as Director of Linear Operations. Mr. Callahan also serves on the boards of Micrel, Inc., a provider of analog power, mixed-signal and digital semiconductor devices, and Teknovus, Inc., a privately held company specializing in communications chipsets for subscriber access networks. Mr. Callahan holds a B.S.E.E. degree from the Massachusetts Institute of Technology.

        Michael R. Farese has served as a member of our Board of Directors since April 2008. Mr. Farese is currently President and Chief Executive Officer and member of the Board of Directors of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of programmable radio frequency ICs, a position he has held since September 2007. From September 2005 to September 2007, Mr. Farese was Senior Vice President, Engineering, of Palm, Inc., a leading mobile products company. He was President and Chief Executive Officer of WJ Communications, a radio frequency (RF) semiconductor company from March 2002 to July 2005 and President and CEO of Tropian Inc., a developer of high efficiency RF ASICs for 2.5 and 3G cellular phones, from October 1999 to March 2002. Prior to that time, Mr. Farese held senior management positions at Motorola Corp., Ericsson Inc., Nokia Corp. and ITT Corp. Mr. Farese has held management positions at AT&T Corp. and Bell Laboratories, Inc. and has been in the telecommunications and semiconductor industry for more than 35 years. He also serves on the boards of PMC-Sierra, Inc., an Internet infrastructure semiconductor solution provider, and Newfound Communications, Inc, a privately held provider of Voice XML and Voice over IP ("VoIP") software solutions. Mr. Farese holds a B.S. degree and a Ph.D in Electrical Engineering from Rensselaer Polytechnic Institute. He received his M.S. in Electrical Engineering from Princeton University.

Incumbent Class II Directors Whose Terms Expire in 2010

Name	Age	Position
Arturo Krueger	69	Director
Gary H. Tauss	54	Director

        Arturo Krueger has served as a member of our Board of Directors since September 2004. Mr. Krueger has more than 40 years of experience in systems architecture, semiconductor design and development, operations, and marketing, as well as general management. Since February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets. Mr. Krueger was Corporate Vice President and General Manager of Motorola's Semiconductor Products Sector for Europe, Middle East and Africa from January 1998 until February 2001. Mr. Krueger was the Strategic and Technology/Systems advisor to the President of Motorola's Semiconductor Products Sector from 1996 until January 1998. In addition, Mr. Krueger was the Director of the Advanced Architectural and Design Automation Lab at Motorola. Mr. Krueger is a director of Marvell Technology Group Ltd., a semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and NemeriX S.A., a provider of integrated circuits specializing in ultra low power RF and baseband chipsets for GPS and wireless applications. He holds an M.S. degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota.

        Gary H. Tauss has served as a member of our Board of Directors since June 2002. From October 2006 until February 2008, Mr. Tauss served as President and Chief Executive Officer of Mobidia Technology, Inc., a provider of performance management software that enables wireless operators to provide users with high-quality mobile content. From May 2005 until the sale of its assets to Transaction Network Services, Inc. in March 2006, Mr. Tauss served as President, Chief Executive Officer and director of InfiniRoute Networks Inc., a provider of software peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and Chief Executive Officer of LongBoard, Inc., a company specializing in fixed-to-mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss earned both a B.S. and an M.B.A. degree from the University of Illinois.

Incumbent Class III Directors Whose Terms Expire in 2011

Name	Age	Position
E. Thomas Hart	67	Chairman of the Board and Chief Executive Officer
Christine Russell	59	Director
Hide L. Tanigami	58	Director

        E. Thomas Hart will become our Chairman of the Board and Chief Executive Officer effective March 30, 2009. He has served as our President, Chief Executive Officer and a member of our Board of Directors since June 1994, and as our Chairman since April 2001. Prior to joining QuickLogic, Mr. Hart was Vice President and General Manager of the Advanced Networks Division at National Semiconductor Corporation, a semiconductor manufacturing company, where he worked from September 1992 to June 1994. Prior to joining National Semiconductor, Mr. Hart was a private consultant from February 1986 to September 1992 with Hart Weston International, a technology-based management consulting firm. Mr. Hart's prior experience includes senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies including Motorola, Inc., an electronics provider, and National Semiconductor. Mr. Hart holds a B.S.E.E. degree from the University of Washington.

        Christine Russell has served as a member of our Board of Directors since June 2005. Since September 2008, Ms. Russell has been Executive Vice President of Business Development of Virage Logic Corporation, a provider of advanced intellectual property for the design of integrated circuits, where she previously served as Vice President and Chief Financial Officer from June 2006 to September 2008. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a privately held software company enabling information lifecycle management for enterprise applications, from May 2005 until February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief Financial Officer of Ceva, Inc., a company specializing in semiconductor intellectual property offering digital signal processing cores and application software. From October 1997 to October 2003, Ms. Russell served as the Chief Financial Officer of Persistence Software, Inc., a company specializing in enterprise software providing infrastructure for distributed computing. Prior to 1997, Ms. Russell served in various senior financial management positions with a variety of technology companies for a period of more than twenty years. Ms. Russell served as a director of Peak International Limited, a supplier of precision-engineered packaging products for storage, transportation and automated handling of high technology products, until Peak was acquired by S&G Company, Ltd. in June 2008. Ms. Russell holds a B.A. degree and an M.B.A. degree from the University of Santa Clara.

        Hide L. Tanigami has served as a member of our Board of Directors since March 2007. Mr. Tanigami has served as the Chairman and Chief Executive Officer of Marubun/Arrow USA, LLC, a joint venture between Marubun Corporation, the largest semiconductor distributor in Japan, and Arrow Electronics since 1998. From 1994 through 1998, Mr. Tanigami was President and Chief Executive Officer of Marubun USA Corporation. From 1997 through 2000, Mr. Tanigami was the Chairman of Catalyst Semiconductor, Inc. and from October 1985 until March 1994, Mr. Tanigami was a co-founder and Vice President of Corporate Development at Catalyst Semiconductor, Inc. He has previously served on numerous boards in Silicon Valley, Japan and Taiwan. He currently serves on the board of directors of Marubun/Arrow, Ecrio, Inc., a developer of mobile phone communications and commerce software and Concordia University, Portland, Oregon. Mr. Tanigami holds a B.A. degree from Kansai University of Foreign Studies and a M.A. degree from San Francisco State University.

Lead Independent Director

        Mr. Callahan has served as our Lead Independent Director since April 26, 2005.

Board Meetings, Committees and Corporate Governance

        The Board of Directors has determined that the Company's current directors, with the exception of Mr. Hart, meet the independence requirements of the Nasdaq Global Market.

        It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, five sessions of the independent directors were held.

        The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        We have written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, copies of each are available on our website, free of charge, at http://ir.quicklogic.com. You can also obtain copies of the charters, free of charge, by writing to us at 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Legal Department.

        In accordance with SEC requirements and Nasdaq Global Market listing standards, all the standing committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the standing committees.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Christine Russell(1)(2)	Michael J. Callahan(1)(3)	Gary H. Tauss(1)
Michael J. Callahan(3)	Michael R. Farese(4)	Arturo Krueger
Gary H. Tauss	Arturo Krueger	Hide L. Tanigami
Christine Russell
Hide L. Tanigami
Gary H. Tauss

    (1)
    Committee Chairman

    (2)
    Audit Committee Financial Expert

    (3)
    Lead Independent Director

    (4)
    Mr. Farese joined the Nominating and Corporation Governance Committee in April 2008.

Audit Committee

        The Audit Committee held six meetings in 2008. Ms. Russell has served as Chairman of the Audit Committee since April 2006. Each of the directors on the Audit Committee meets the independence requirements of the SEC and Nasdaq Global Market. The Board of Directors has determined that Ms. Russell is an Audit Committee Financial Expert as defined by Item 401(h) of Regulation S-K.

        The Audit Committee has sole and direct authority to select, evaluate and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain and treat employee complaints concerning questionable accounting, internal control or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is available on our website, free of charge, at http://ir.quicklogic.com.

Compensation Committee

        The Compensation Committee held six meetings in 2008 and acted by unanimous written consent four times during the year. Each of the directors on the Compensation Committee meets the independence requirements of the SEC and the Nasdaq Global Market and is an outside director in accordance with Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to: (i) discharge the responsibilities of the Board of Directors relating to compensation of the Company's directors, Chief Executive Officer and executive officers, (ii) review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages and (iii) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report to be included in the Company's Annual Report on Form 10-K and Proxy Statement. The Compensation Committee's duties also include administering QuickLogic's stock option plans and employee stock purchase plans. During 2008, the Committee recommended and approved changes to the Company's equity award practices.

        The Compensation Committee has the authority to retain and meet privately with independent advisors and compensation and benefits specialists as needed, and may request the assistance of any director, officer or employee of the Company whose advice and counsel are sought by the Committee. The Compensation Committee or the Board of Directors, after reviewing management's recommendations, determines the equity and non-equity compensation of the Company's executive officers and directors. Management generally provides internal compensation information, compensation survey information for similarly sized high technology companies, and other information to the Committee, and the Chief Executive Officer recommends compensation amounts for the executive officers other than the Chief Executive Officer. Under the guidance of the Compensation Committee, the Chief Executive Officer or an executive officer of the Company makes recommendations to the Compensation Committee regarding the executive incentive compensation plan, including plan objectives and payments earned based on performance to those objectives. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The

Compensation Committee has a written charter, which is available on our website, free of charge, at http://ir.quicklogic.com.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee held three meetings in 2008. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the SEC and the Nasdaq Global Market. The purpose of the Nominating and Corporate Governance Committee is to: (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of committees of the Board of Directors; (iv) recommend persons to be members of the committees of the Board of Directors; (v) review conflicts of interest of members of the Board of Directors and executive officers; and (vi) review and recommend to the Board of Directors corporate governance principles. Other duties of the Nominating and Corporate Governance Committee include overseeing the evaluation of management, succession planning and reviewing and monitoring the Company's Code of Conduct and Ethics. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004. A copy of the Guidelines and a copy of the written charter of the Nominating and Corporate Governance Committee are available on our website, free of charge, at http://ir.quicklogic.com.

        The Nominating and Corporate Governance Committee regularly reviews the size and composition of the full Board of Directors and considers the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors and search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the SEC and the Nasdaq Global Market, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Committee considers many factors, including character, judgment, independence, expertise, diversity of experience, length of service and other commitments, among others. The Committee evaluates such factors and does not assign any particular weight or priority to any of these factors. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

        It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of QuickLogic's outstanding voting securities continuously for at least six months prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year's proxy statement, will likely not be considered timely for consideration at that year's annual meeting. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089 and must include the candidate's name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on QuickLogic's Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all director nominations that are timely and properly submitted by stockholders on the same basis as any other candidate. Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates are posted on our website at http://ir.quicklogic.com.

        During 2008, Committee activities included approving the appointment of Mr. Farese to our Board, reviewing and approving any actual or potential conflicts of interest, assessing the structure and performance of the Board and the committees of the Board, and reviewing our Code of Conduct and Ethics and our Policy for Stockholder Communications with Directors. In connection with Board discussions concerning potential new Board members, Mr. Farese was identified as having the experience and qualifications required to serve on our Board. Mr. Hart was asked to make inquiries concerning Mr. Farese and, based on the additional information received by Mr. Hart, Mr. Farese was interviewed by the members of the Committee and unanimously appointed to serve as a member of our Board. The Committee also assessed the independence and qualifications of our directors, reviewed the performance of the CEO and his assessment of our executive officers, and ensured our directors adhered to our Corporate Governance Guidelines, including reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions. A copy of the Code of Conduct and Ethics and a copy of the Policy for Stockholder Communications with Directors are posted on our website at http://ir.quicklogic.com.

Other Committees and Participation

        The Board of Directors has delegated to the Stock Option Committee, which currently consists of Ralph S. Marimon and Catriona Meney, both of whom are executive officers of the Company, the authority to: (i) approve the grant of restricted stock units and options to purchase Company stock to employees other than executive officers and certain other individuals, up to a limit of 40,000 shares per grant; (ii) grant refresh options to employees other than executive officers and certain other individuals, subject to the approval of the total number of such refresh options by the Board of Directors or the Compensation Committee; and (iii) amend options as authorized by the Board of Directors.

        The Settlement Committee, which currently consists of Gary H. Tauss and Christine Russell, was established by the Board of Directors in 2006 with the sole and full corporate power and authority to review the proposed settlement of the litigation entitled: In re Initial Public Offering Securities Litigation 21 MC 92 (SAS); In re QuickLogic Corporation Initial Public Offering Sec. Litig. (01 Civ. 9503) (collectively, the "Action"), and to decide whether the Company should enter into the proposed settlement. The proposed settlement was subsequently overturned; however, the Settlement Committee has reviewed subsequent settlement proposals and will remain in effect until the Action has been settled in its entirety.

        The Board of Directors held a total of seven meetings during 2008. During 2008, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during their term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during their term on such committee.

        QuickLogic expects its directors to attend its annual meetings absent a valid reason, such as a schedule conflict. The April 22, 2008 Annual Meeting of Stockholders was attended by all then-current directors.

Stockholder Communications with the Board of Directors

        The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our website, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic's Board of Directors or any individual thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 1277 Orleans Drive, Sunnyvale, California 94089. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as "Compliance Confidential."

Code of Conduct and Ethics

        QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers and employees on February 12, 2004. The Code covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics, as amended, is posted on our website at http://ir.quicklogic.com. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at http://ir.quicklogic.com.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2008, the following directors were members of QuickLogic's Compensation Committee: Gary H. Tauss (Chairman), Arturo Krueger and Hide L. Tanigami. None of the Compensation Committee's members has at any time been an officer or employee of QuickLogic.

        None of QuickLogic's Named Executive Officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on QuickLogic's Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or 5. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended December 28, 2008, our directors, executive officers, and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

 PROPOSAL TWO

APPROVAL OF THE QUICKLOGIC CORPORATION 2009 STOCK PLAN

        Our Board of Directors (the "Board") is requesting that our stockholders approve a new stock plan, the 2009 Stock Plan (the "2009 Plan"). Our Board has adopted the 2009 Plan, subject to stockholder approval at the Annual Meeting. If approved by our stockholders, the 2009 Plan will become effective as of the date our Board adopted the 2009 Plan and will expire 10 years from such date, unless terminated earlier. The 2009 Plan is intended to replace the QuickLogic Corporation 1999 Stock Plan (the "1999 Plan"), which expires in August 2009.

        The 2009 Plan is structured to allow the Board to create equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company believes that linking compensation to corporate performance motivates employees and consultants to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees and consultants. With the high demand for highly skilled employees and consultants, especially in the technology industries, management believes it is critical to the Company's success to maintain competitive compensation programs. The Board believes that the approval of the 2009 Plan would be in the best interests of the Company and its stockholders.

Summary of Material Changes Made in the 2009 Stock Plan from the 1999 Plan

        Below is a summary of some of the material differences between the 2009 Plan and the 1999 Plan. This summary is qualified in its entirety by reference to the 2009 Plan itself set forth in Appendix A.

  •
  The Company recognizes that "evergreen" provisions have the potential for built-in dilution to stockholder value. Therefore to address potential stockholder concerns, the "evergreen" provision which provided for an automatic annual increase in the number of shares available under the 1999 Plan is being eliminated under the 2009 Plan. Instead, the 2009 Plan limits the number of shares authorized for grant under the 2009 Plan to 2,500,000 shares, subject to adjustment in connection with certain equity restructuring events. Upon stockholder approval of the 2009 Plan, no additional grants will be made under the 1999 Plan.

  •
  The 2009 Plan includes limitations on the number of shares that may be granted in a given fiscal year though individual equity incentives. Additionally, specific performance criteria have been added to the 2009 Plan so that the Administrator (as defined herein) may establish performance objectives upon achievement of which certain awards will vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  •
  The 1999 Plan allows only for the grant of stock options, stock purchase rights (e.g., restricted stock) and restricted stock units. The 2009 Plan permits, in addition to awards of stock options, restricted stock and restricted stock units, the award of stock appreciation rights ("SARs") as determined by the 2009 Plan Administrator.

  •
  The exercise price for an option or SAR granted under the 2009 Plan may not be reduced without the prior consent of the Company's stockholders. This includes, without limitation, a repricing of the option or SAR as well as an option or SAR exchange program whereby the participant agrees to cancel an existing option in exchange for an option, SAR or other award.

        The 1999 Plan will be terminated as of the date the 2009 Plan is first approved by the stockholders, meaning that while all options and awards then outstanding under the 1999 Plan will remain in effect, no additional option grants or awards may be issued under the 1999 Plan. As of December 28, 2008, 8,312,901 shares remained available for grant under the 1999 Plan.

Required Vote

        The approval of the adoption of the 2009 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE ADOPTION OF THE QUICKLOGIC CORPORATION 2009 STOCK PLAN AND
THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Summary of the 2009 Stock Plan

        The following is a summary of the principal features of the 2009 Plan and its operation. This summary is qualified in its entirety by reference to the 2009 Plan itself set forth in Appendix A.

        General.    The 2009 Plan provides for the grant of equity awards to employees, directors and consultants. Options granted under the 2009 Plan may either be "incentive stock options" as defined in Code Section 422 or nonstatutory stock options, as determined by the Board.

        Purpose.    The general purposes of the 2009 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business.

        Administration.    The 2009 Plan will be administered by the Board or a committee ("Committee") designated by the Board (in either case, the "Administrator").

        Eligibility.    The 2009 Plan provides that nonstatutory stock options, SARs, restricted stock and restricted stock units may be granted to employees, directors and consultants of the Company and any parent or subsidiary. Incentive stock options may be granted only to employees. The Administrator will determine which eligible persons will be granted awards.

        Shares Available under the 2009 Plan.    The maximum aggregate number of shares that may be awarded and sold under the 2009 Plan is 2,500,000 shares plus any shares subject to any outstanding options or similar awards granted under the 1999 Plan that subsequently expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company, up to a maximum of an additional 7,500,000 shares. The shares may be authorized, but unissued, or reacquired common stock. No awards have been granted under the 2009 Plan.

        If an award expires without being exercised in full, or, with respect to restricted stock or restricted stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased or unissued shares (or forfeited or repurchased shares) which were subject to such awards will become available for future grant under the 2009 Plan (unless the 2009 Plan has terminated).

        Upon exercise of a SAR settled in shares, the gross number of shares covered by the portion of the award so exercised will cease to be available under the 2009 Plan. Shares actually issued under the 2009 Plan will not be returned to the 2009 Plan, except that if unvested shares subject to restricted stock or restricted stock units are repurchased by the Company at their original price or forfeited to the Company due to their failure to vest, such shares will become available for future grant under the 2009 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2009 Plan. To the extent that an award under the 2009 Plan is paid out in cash, rather than shares, such cash payment will not result in reduction of the shares available for issuance under the 2009 Plan.

        Prohibition on Repricings and Option or SAR Exchanges.    The exercise price for an option or SAR granted under the 2009 Plan may not be reduced without the prior consent of the Company's stockholders. This includes, without limitation, a repricing of the option or SAR as well as an option or SAR exchange program whereby the participant agrees to cancel an existing option in exchange for an option, SAR or other award.

        Option and SAR Grant Limitation.    The 2009 Plan provides that no participant shall be granted options and SARs to purchase more than one million shares in any fiscal year of the Company, except that a participant may be granted options and SARs covering up to two million shares in connection with his or her initial service.

        Option Exercise Price.    The exercise price of options granted under the 2009 Plan is determined by the Administrator and must not be less than 100% of the fair market value of the Company's common stock ("Common Stock") at the time of grant. Options granted under the 2009 Plan expire as determined by the Administrator, but in no event later than 10 years from date of grant. No option may be exercised by any person after its expiration. Incentive stock options granted to stockholders owning more than 10% of the voting stock of the Company must have an exercise price per share no less than 110% of the fair market value at the time of grant and the term of such option may be no more than 5 years from the date of grant. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day on or before the date the option is granted.

        Exercise of Options.    Options become exercisable at such times as are determined by the Administrator and are set forth in the individual option agreements. An option is exercised by giving written notice to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option will be determined by the Administrator. The 2009 Plan permits payment to be made by cash, check, other shares of Common Stock, cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

        Exercise Price and Other Terms of Stock Appreciation Rights.    The Administrator, subject to the provisions of the 2009 Plan, will have complete discretion to determine the terms and conditions of SARs granted under the 2009 Plan; provided that no SAR may have a term of more than 10 years from the date of grant and that the exercise price of a SAR may not have an exercise price below 100% of the fair market value of the Common Stock on the grant date. No SAR can be exercised by any person after its expiration.

        Payment of Stock Appreciation Right Amount.    Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.

        Payment upon Exercise of Stock Appreciation Right.    Any SARs will typically be settled only in shares of our Common Stock. At the discretion of the Administrator, however, and as set forth in the applicable SAR agreement, payment to the holder of a SAR may be in cash, shares of our Common Stock or a combination thereof. In the event that payment to the holder of a SAR is settled in cash, the shares available for issuance under the 2009 Plan will not be diminished as a result of the settlement.

        Stock Appreciation Right Agreement.    Each SAR grant will be evidenced by an agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        Termination of Employment.    The 2009 Plan gives the Administrator the authority to vary the terms of the individual option and SAR agreements. However, generally, if a participant ceases to provide ongoing service as an employee, director or consultant for any reason other than death or disability, then the participant will generally have the right to exercise his or her outstanding options and SARs for 3 months after the date of termination, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. If such termination is due to death or disability, the participant (or the participant's legal representative) will have the right to exercise an existing unexercised option or SAR at any time within 12 months following the termination date, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. In no event will an option or SAR be exercisable beyond its term.

        Grant of Restricted Stock.    Restricted stock awards may be granted to our employees, directors or consultants, either alone, in addition to, or in tandem with other awards granted under the 2009 Plan and/or cash awards made outside of the 2009 Plan, at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to the Plan fiscal year limits, the Administrator will have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of restricted stock.

        Restricted Stock Agreement.    Each restricted stock grant will be evidenced by an agreement that will specify the purchase price (if any), vesting provisions, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        Restricted Stock Share Limitations.    No participant will be granted, in any fiscal year of the Company, more than five hundred thousand shares of restricted stock; provided, however, that such limit will be one million shares in connection with a participant's initial service.

        Grant of Restricted Stock Units.    Restricted stock units may be granted to our employees, directors or consultants at any time and from time to time as determined by the Administrator. Restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes are satisfied. For example, the Administrator may set vesting criteria based on the achievement of Company-wide, business unit, or individual goals (including continued employment), or any other basis determined by the Administrator in its discretion. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the restricted stock unit agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2009 Plan. On the date set forth in the restricted stock unit agreement, all unearned restricted stock units will be forfeited to the Company.

        Restricted Stock Unit Agreement.    Each restricted stock unit grant will be evidenced by an agreement that will specify such terms and conditions as the Administrator, in its sole discretion, will determine.

        Restricted Stock Unit Limitation.    No participant shall be granted, in any fiscal year of the Company, more than five hundred thousand restricted stock units; provided, however, that such limit shall be one million restricted stock units in connection with a participant's initial service.

        Code Section 162(m) Performance Restrictions.    For purposes of qualifying grants of restricted stock or restricted stock units as "performance-based compensation" under Code Section 162(m), the

Administrator, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals will be set by the Administrator on or before the latest date permissible to enable the award grants to qualify as "performance-based compensation" under Code Section 162(m). In granting awards which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the award under Code Section 162(m) (e.g., in determining the performance goals).

        Performance Goals.    The granting and/or the vesting of awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (viii) stock price, (ix) return on equity, (x) total stockholder return, (xi) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit or net operating profit, (xvii) operating margin, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxvi) objective customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals, and (xxxi) objective employee metrics. The objective performance criteria may be applied to either the Company as a whole, or except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles"), or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles.

        Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an award granted under the 2009 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes an award granted under the 2009 Plan transferable, such award will contain such additional terms and conditions as the Administrator deems appropriate.

        Adjustments upon Change in Capitalization.    The number of shares covered by each outstanding award, the shares issuable under the 2009 Plan, and price per share of Common Stock covered by each outstanding award and the Code Section 162(m) annual share limits shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company's capitalization, such as a stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration.

        Adjustments upon Liquidation or Dissolution.    In the event of a liquidation or dissolution, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide that each participant will have the right to exercise all of his or her options or SARs, including those not otherwise exercisable, until the date 10 days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award will lapse 100% and that any award vesting will accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent that an award has not been previously exercised (with respect to options and SARs) or vested (with respect to other awards), an award will terminate immediately prior to the consummation of such proposed action.

  Transfer of Control.

                Options and SARs.    In the event of a merger with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or SAR will be assumed or an equivalent option or SAR substituted by the successor corporation or any parent or subsidiary of the successor corporation. If such options or SARs are not assumed, the participant will be notified that the option or SAR will be fully exercisable for 15 days from the date of such notice, and the option or SAR will terminate upon the expiration of such period, or such earlier date as specified in the award agreement.

                Restricted Stock and Restricted Stock Units.    In the event of a merger with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding restricted stock and restricted stock unit award will be assumed or an equivalent restricted stock or restricted stock unit award substituted by the successor corporation or any parent or subsidiary of the successor corporation. If such restricted stock or restricted stock unit award is not assumed, the participant will fully vest in such awards including as to shares of Common Stock which would not otherwise be vested, and all restrictions will lapse immediately prior to the closing date of the transaction.

                Amendment or Termination of the 2009 Plan.    The Administrator may amend, alter, suspend or terminate the 2009 Plan or any part thereof from time to time, except that stockholder approval will be required for any amendment to the 2009 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2009 Plan may impair the rights of any participant without their written consent. In any event, the 2009 Plan will terminate 10 years from its original adoption by the Board.

Number of Awards Granted to Employees, Directors and Consultants

        Subject to the annual numerical limits, the number of awards that an employee, director or consultant may receive under the 2009 Plan is determined at the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options and SARs granted under the 1999 Plan during fiscal year 2008, (ii) the average per share exercise price of such options and (iii) the aggregate number of shares granted subject to restricted stock and restricted stock units.

Name of Individual or Group	Number of Options and SARs Granted	Average Per Share Exercise Price	Shares of Restricted Stock, and Restricted Stock Units Granted
E. Thomas Hart	200,000	$0.90	22,957
Terry L. Barrette	65,000	$0.90	10,953
Ralph S. Marimon	150,000	$0.90	—
Andrew J. Pease	100,000	$0.90	14,556
Timothy Saxe	75,000	$0.90	12,934
All executive officers, as a group	650,000	$0.90	80,551
All directors who are not executive officers, as a group	79,000	$2.53	—
All employees who are not executive officers, as a group	673,812	$1.49	269,292

Federal Income Tax Information

        Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is generally similar to nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than 2 years after the grant date and more than 1 year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the 2 or 1 year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Restricted Stock and Restricted Stock Units.    A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

        Tax Effect for the Company; Code Section 162(m).    The Company generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer (i.e., its principal executive officer) and to each of its 3 most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2009 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2009 Plan has been designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

        Code Section 409A.    Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual's distribution commence no earlier than 6 months after such officer's separation from service.

        Awards granted under the 2009 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states such as California have adopted similar provisions.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2009 PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

 PROPOSAL THREE

APPROVAL OF THE QUICKLOGIC CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN

        Our Board of Directors (the "Board") is requesting that our stockholders approve a new employee stock purchase plan, the 2009 Employee Stock Purchase Plan (the "2009 ESPP"). Our Board has adopted the 2009 ESPP, subject to stockholder approval at the Annual Meeting. If approved by our stockholders, the 2009 ESPP will become effective as of the date our Board adopted the 2009 ESPP and will expire 10 years from such date, unless terminated earlier. The 2009 ESPP is intended to replace the QuickLogic Corporation 1999 Employee Stock Purchase Plan, as amended (the "1999 ESPP"), which otherwise expires in August 2009; provided, however, if our stockholders approve this Proposal Three, the 1999 ESPP will expire after the final share purchase is made on May 14, 2009. Our Board has determined that it is still in the best interests of the Company and its stockholders to have an employee stock purchase plan and is asking the Company's stockholders to approve the 2009 ESPP.

Changes Being Made to the 2009 ESPP

        The principal difference between the 2009 ESPP and the 1999 ESPP is the removal of the provision in the 1999 ESPP that allowed for an annual automatic increase in the number of shares reserved for issuance.

Required Vote

        The approval of the 2009 ESPP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE ADOPTION OF THE QUICKLOGIC CORPORATION 2009 EMPLOYEE
STOCK PURCHASE PLAN AND THE NUMBER OF SHARES
RESERVED FOR ISSUANCE THEREUNDER

Summary of the 2009 Employee Stock Purchase Plan

        The following is a summary of the principal features of the 2009 ESPP and its operation. The summary is qualified in its entirety by reference to the 2009 ESPP as set forth in Appendix B.

        General.    The 2009 ESPP was adopted by the Board in March 2009, subject to stockholder approval at the Annual Meeting. The purpose of the 2009 ESPP is to provide eligible employees with an opportunity to purchase shares of the Company's common stock ("Common Stock") through payroll deductions, to enhance the employees' sense of participation in the Company and its participating subsidiaries, and to provide an incentive for continued employment.

        Shares Available for Issuance.    If our stockholders approve this proposal, a total of 2,300,000 shares of Common Stock will be reserved for issuance under the 2009 ESPP.

        Administration.    The 2009 ESPP will be administered by the Board or a committee of members of the Board (in either case, the "Administrator"). Subject to the provisions of the 2009 ESPP, all questions of interpretation or application of the 2009 ESPP are determined by the Administrator and its decisions are final and binding upon all participants.

        Eligibility.    Each of the Company's (or the Company's participating subsidiaries) employees who are common law employees of the Company or a participating subsidiary on the first trading day of the applicable offering period and whose customary employment with the Company or one of the

Company's participating subsidiaries is at least 20 hours per week and more than 5 months in a calendar year is eligible to participate in the 2009 ESPP; except that no employee will be granted an option under the 2009 ESPP (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of the Company's capital stock or the capital stock of any Company parent or subsidiary, or (ii) to the extent that his or her rights to purchase stock under all of the Company's employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

        Offering Period.    Each offering period under the 2009 ESPP will have a duration of approximately 6 months, commencing on the first trading day on or after May 15 and November 15 of each year of the 2009 ESPP and terminating on the last trading day of the applicable period ending 6 months later. During each offering period, shares of Common Stock may be purchased on behalf of the participant in accordance with the terms of the 2009 ESPP.

        Eligible employees may participate in the 2009 ESPP by (i) delivering a subscription agreement in a form determined by the Administrator, or (ii) following an electronic or other enrollment procedure prior to the beginning of an offering period authorizing payroll deductions pursuant to the 2009 ESPP. Such payroll deductions may not exceed 15% of a participant's compensation during the offering period. For purposes of the 2009 ESPP, "compensation" shall mean an employee's base straight time gross earnings, overtime and incentive/variable compensation, but exclusive of bonuses and other compensation. Once an employee becomes a participant in the 2009 ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the 2009 ESPP or the employee's employment with the Company or one of the Company's participating subsidiaries terminates. On the first trading day of each offering period (the "enrollment date"), each participant automatically is granted an option to purchase shares of the Common Stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised on the last trading day of an offering period to the extent of the payroll deductions accumulated during such offering period.

        Purchase Price.    The Administrator has the discretion to implement one of two types of offering periods to determine the purchase price: (i) an offering period with a purchase price equal to 85% of the fair market value of the Common Stock on the last day of the offering period (a "Purchase Date Offering Period") or (ii) an offering period with a purchase price equal to 85% of the fair market value of the Common Stock on (x) the enrollment date, or (y) the last day of the offering period, whichever is lower (a "Look-Back Offering Period"). The purchase price for subsequent offering periods may be determined by the Administrator, subject to compliance with the Code and the terms of the Purchase Pan.

        Payment of Purchase Price.    The purchase price of the shares is accumulated by payroll deductions made during each offering period. The number of whole shares that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; provided, however, that in no event will a participant be permitted to purchase during each offering period more than 20,000 shares, subject to automatic adjustment upon certain changes in capitalization. No fractional shares will be purchased under the 2009 ESPP and any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share will be retained in a participant's account for the subsequent offering period.

        Payroll Deductions.    All payroll deductions made for a participant are credited to the participant's account under the 2009 ESPP, are withheld in whole percentages only and are included with the Company's general funds. Funds received by the Company pursuant to exercises under the 2009 ESPP are used for general corporate purposes. A participant may not make any additional payments into his or her account.

        Withdrawal.    A participant may withdraw all but not less than all of his or her payroll deductions from an offering period prior to the end of such offering period by (i) delivering a written notice to the Company on a form provided by the Company for such purpose or (ii) following an electronic or other withdrawal procedure. A participant's withdrawal from the 2009 ESPP will not affect his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must re-enroll in the 2009 ESPP in accordance with the 2009 ESPP's enrollment procedures.

        Termination of Employment.    Upon termination of a participant's employment for any reason, his or her participation in the 2009 ESPP will immediately terminate and the payroll deductions credited to the participant's account will be returned to him or her and such participant's option will automatically terminate.

        Changes in Capitalization.    The number and class of Common Stock deliverable under the 2009 ESPP, the purchase price per share and the number of shares covered by each option under the 2009 ESPP will be proportionately and automatically adjusted for any increase or decrease in the number of issued and outstanding shares of the Company resulting from a stock split or the payment of a stock dividend on the Common Stock, or any other similar change in the corporate structure of the Company affecting the Common Stock.

        Dissolution or Liquidation.    In the event of the Company's proposed dissolution or liquidation, the offering period will be shortened by setting a new exercise date and the 2009 ESPP will terminate immediately prior to such proposed dissolution or liquidation, unless otherwise provided by the Administrator. The Administrator will notify each participant in writing at least 10 business days prior to the new exercise date that the purchase date for the participant's option has been changed to the new exercise date and that the participant's option will be exercised automatically on the new exercise date unless the participant withdraws from the 2009 ESPP prior to such date.

        Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option under the 2009 ESPP will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, any offering period then in progress will be shortened by setting a new exercise date on which such offering period will end. The new exercise date will be prior to the proposed sale or merger. The Administrator will notify each participant in writing at least 10 business days prior to the new exercise date that the purchase date for the participant's option has been changed to the new exercise date and that the participant's option will be exercised automatically on the new exercise date unless the participant withdraws from the 2009 ESPP prior to such date.

        Amendment and Termination of the 2009 ESPP.    The Administrator may amend, terminate or suspend the 2009 ESPP at any time and for any reason. Generally, no such termination can adversely affect options previously granted and stockholder approval will be sought for certain changes as required by applicable law.

        Upon its approval by the stockholders, the 2009 ESPP will continue until the earlier to occur of (i) the termination of the 2009 ESPP by the Board, or (ii) March 6, 2019 (the date which is 10 years from the adoption of the 2009 ESPP by the Board).

Number of Shares Granted to Employees

        Participation in the 2009 ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2009 ESPP are not determinable. Non-employee directors are not eligible to participate in the 2009 ESPP. No purchases have been made under the 2009 ESPP since its adoption by the Board. For illustrative purposes, the following table sets forth the number of shares of our Common Stock that were purchased during fiscal year 2008 under the 1999 ESPP.

Name of Individual or Group	Number of Shares Purchased
E. Thomas Hart(1)	6,361
Terry L. Barrette(2)	1,556
Ralph S. Marimon	—
Andrew J. Pease	—
Timothy Saxe	—
All executive officers, as a group(3)	14,279
All directors who are not executive officers, as a group	—
All employees who are not executive officers as a group(4)	250,922

    (1)
    Mr. Hart purchased shares on the May 14, 2008 purchase date at the price of $1.65 per share. The fair market value of the shares on the purchase date was $1.94 per share.

    (2)
    Ms. Barrette purchased shares on the November 14, 2008 purchase date at the price of $0.62 per share. The fair market value of the shares on the purchase date was $0.73 per share.

    (3)
    12,523 of these shares were purchased on the May 14, 2008 purchase date at the price of $1.65 per share. The fair market value of these shares on the date of purchase was $1.94 per share. 1,556 of these shares were purchased on the November 14, 2008 purchase date at the price of $0.62 per share. The fair market value of these shares on the date of purchase was $0.73 per share.

    (4)
    125,870 of these shares were purchased on the May 14, 2008 purchase date at the price of $1.65 per share. The fair market value of these shares on the date of purchase was $1.94 per share. 125,052 of these shares were purchased on the November 14, 2008 purchase date at the price of $0.62 per share. The fair market value of these shares on the date of purchase was $0.73 per share.

Certain Federal Income Tax Information

        The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 2009 ESPP does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

        The 2009 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2009 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering period and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE 2009 ESPP AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

 PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), an independent registered public accounting firm, to audit QuickLogic's consolidated financial statements for the fiscal year ending December 27, 2009 and, as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.

        Representatives of PricewaterhouseCoopers are expected to be present at the 2009 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees billed to QuickLogic by PricewaterhouseCoopers during Fiscal 2008

        PricewaterhouseCoopers, the Company's independent registered public accounting firm, billed QuickLogic for the following professional services:

	Fiscal Years
	2008	2007
Audit fees	$604,000	$682,000
Audit-related fees	$—	$—
Tax fees	$49,000	$64,000
All other fees	$1,700	$1,700

        The Audit Committee pre-approved all services and fees provided by PricewaterhouseCoopers during fiscal years 2008 and 2007.

        Descriptions of fees billed are as follows:

Audit Fees

        Audit fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for the audit of QuickLogic's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting and reviews of QuickLogic's unaudited condensed consolidated interim financial statements for the fiscal years 2008 and 2007.

Tax Fees

        Tax fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice and tax planning for the fiscal years 2008 and 2007.

Audit-related Fees

        None.

All Other Fees

        All other fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers other than those described above. In fiscal years 2008 and 2007, these amounts include fees for accounting library software.

        Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934, as amended, or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.

        The Audit Committee must approve all audit-related and permitted non-audit services to be performed by the independent auditors prior to the commencement of such services. The Audit Committee approves such services by PricewaterhouseCoopers on the basis that the services are compatible with the maintenance of that firm's independence in the conduct of its auditing functions. PricewaterhouseCoopers presents a fee proposal to the Audit Committee at mid-year for review. The approved fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) must be approved by the Audit Committee.

Required Vote

        The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of PricewaterhouseCoopers as QuickLogic's independent registered public accounting firm for the fiscal year ending December 27, 2009.

Recommendation of the Audit Committee of the Board of Directors

        THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS QUICKLOGIC'S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2009.

 REPORT OF THE AUDIT COMMITTEE

        This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

        In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of three members and operates under such written charter.

Membership of the Audit Committee

        The Audit Committee consists of Michael J. Callahan, Christine Russell and Gary H. Tauss. Ms. Russell became Chairman of the Committee in April 2006. Mr. Callahan served as Chairman of the Committee from October 2004 until April 2006. Messrs. Callahan and Tauss, as well as Ms. Russell, have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq Global Market's listing standards.

Audit Committee Financial Expert

        As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Ms. Russell has the qualifications to be our "Audit Committee Financial Expert", as defined in the SEC rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq Global Market for membership on an audit committee.

Role of the Audit Committee

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles ("GAAP"). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting. The Committee's responsibility is: (i) to monitor and review these processes; (ii) to provide our Board of Directors with the results and recommendations derived from this monitoring; and (iii) to select, appoint for ratification by the Company's stockholders and compensate the independent registered public accounting firm. However, the members of the Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

        The Audit Committee held six meetings during 2008. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic's independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee discussed with PricewaterhouseCoopers the overall scope and plans for their audits and met with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic's internal controls. The purpose of the Audit Committee is to fulfill the Board of Director's oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2008 and thereafter, the Audit Committee reviewed and discussed, among other things:

  •
  results of the 2008 independent audit of the financial statements and review of the Annual Report on Form 10-K and Proxy Statement;

  •
  issues regarding accounting, administrative and operating matters noted during the 2008 audit;

  •
  requirements and responsibilities for audit committees;

  •
  QuickLogic's significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;

  •
  the quarterly and annual procedures performed by our independent registered public accounting firm;

  •
  the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

  •
  the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting or other services, with funding from the Company;

  •
  the quarterly consolidated unaudited financial statements and filings with the SEC;

  •
  related party transactions; and

  •
  other matters concerning QuickLogic's accounting, financial reporting and potential conflicts of interest.

Review of QuickLogic's Audited Financial Statements for the Fiscal Year Ended December 28, 2008

        The Audit Committee reviewed and discussed the 2008 audited financial statements and the Company's internal control over financial reporting with management and the independent registered public accounting firm. Specifically, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm the firm's independence from management and QuickLogic, including the matters covered by the letter received by QuickLogic from the independent registered public accounting firm as required by the applicable requirements of the Public Company Accounting Oversight Board.

        In March 2009, the Audit Committee reviewed QuickLogic's audited financial statements and footnotes for inclusion in QuickLogic's Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and the Company's internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2008 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

        Christine Russell, Chairman (member since June 2005, Chairman since April 2006)
Michael J. Callahan (member since July 1997)
Gary H. Tauss (member since October 2004)

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        QuickLogic's compensation program is overseen and administered by the Compensation Committee (the "Committee"), which is comprised entirely of independent directors as determined in accordance with various SEC, Nasdaq and Internal Revenue Code rules. The Committee ensures that the total compensation paid to the Company's named executive officers ("NEOs") is fair, reasonable and competitive. The Committee operates under a written charter adopted by our Board. A copy of the charter is available free of charge at http://ir.quicklogic.com.

Compensation Philosophy and Objectives

        The executive compensation programs and practices of the Company are designed to, among other things:

  •
  attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the high technology industry;

  •
  motivate executive officers to achieve the Company's business objectives through the use of an incentive compensation plan based on those objectives that ties incentive compensation to threshold performance levels and that rewards the achievement of performance exceeding objectives;

  •
  reward achievement of the Company's short-term and long-term goals;

  •
  align the interests of executive officers with the long-term interests of stockholders through executive participation in equity-based compensation plans, and by making a significant amount of cash compensation dependent upon the achievement of business objectives; and

  •
  discourage executives from exposing the Company to excessive risk.

Elements of Executive Compensation

        The key elements of the compensation program for our NEOs are:

  •
  base salary;

  •
  performance-based incentive cash compensation, consisting of bonus and variable portions, which are earned based on achieving corporate objectives under our 2005 Executive Bonus Plan; and

  •
  stock-based incentive compensation programs.

        The Committee sets base salary with the goal of attracting our NEOs and adequately compensating and rewarding them on a day-to-day basis for the time they spend, the services they perform and the skills and experience they bring to the Company. The Committee sets target cash incentive compensation and performance objectives to motivate our NEOs to achieve the performance objectives. The Committee grants our NEOs equity incentives to provide an incentive and reward for performance of key long-term business objectives and to help attract and retain these individuals. The Committee believes that the cash incentive performance objectives are aligned with creating stockholder value and that our equity incentives also align the interests of our NEOs and our stockholders while not encouraging our NEOs to expose the Company to excessive risk. In setting individual compensation levels for our NEOs, the Committee considers competitive market forces such as comparable compensation of similar individuals in similar companies as well as qualitative factors, such as experience, level of contribution, potential impact on company performance and relative internal pay, and quantitative factors relating to corporate and individual performance. The determination is not based on any single performance factor, nor does it specifically assign relative weights to factors; rather, a mix of factors is considered and individual performance is evaluated against that mix.

        We have change of control arrangements with each of our NEOs, which provide for such executives to receive certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail under the heading "Change of Control Agreements" beginning on page 43 below. The Board has determined that such payments and benefits are necessary to attract and retain our NEOs.

        The Committee believes that our key elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of the Company's compensation program.

Cash-Based Compensation

        NEO total target cash compensation consists of base salary and performance-based incentive compensation. The performance-based compensation consists of a bonus incentive plan and a variable incentive plan. During 2008, the target incentive component under both plans, in the aggregate, reported in column (d) of the Grants of Plan Based Awards table, was 23% to 33% of the total target cash compensation for each NEO.

        The Committee determines the target cash compensation of the Chief Executive Officer and reviews and approves target cash compensation for each of the Company's other NEOs. In determining target executive cash compensation, each component of a NEO's compensation is considered relative to a competitive market position based on executive compensation survey information for high technology public companies with less than $50 million of revenue and other relevant information. The Committee reviews survey information for public companies since the companies in these surveys compete for executives with the skill sets, experience and other qualifications that are closely aligned with the executive qualifications sought by the Company. The surveys used in 2008 were provided by Radford Surveys + Consulting ("Radford"), a business unit of Aon Consulting that provides compensation surveys and consulting to the technology and life sciences industries. At the Committee's direction, the Company continues to work with Radford to identify and create a specific peer group for executive compensation purposes. Radford is not otherwise engaged by the Company.

        The Committee sets base salaries and target incentive cash compensation for our NEOs within the range of total target cash compensation reported in the survey, based on individual performance and contribution as well as numerous other factors, consistent with the Committee's objective of attracting and retaining talented executive officers. In January 2008, the Committee discussed the potential objectives tied to incentive compensation and in April 2008, the Committee adopted the objectives. Following the end of each quarter in 2008, the Committee reviewed performance against incentive plan objectives and approved payouts under the incentive compensation plan.

        Under our 2005 Executive Bonus Plan (the "Bonus Plan"), our NEOs participate in a performance-based cash incentive compensation plan, consisting of bonus incentive compensation and variable incentive compensation. Bonus incentive compensation is paid based upon achieving high percentage performance of a key operating goal. Less than 70% performance of any goal results in no payment associated with that goal. This is intended to encourage NEOs to rise to a high level of performance. Variable incentive compensation is based on a straight percentage performance of key goals in relation to the Company's operating plan. This is intended to motivate performance in line with the Company's approved operating plan. Further, our Bonus Plan is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve or exceed the Company's objectives, and to reward achievement of the

Company's short-term and long-term business goals. In 2008, the total target cash compensation of our NEOs was:

		Target Incentive Compensation
Name	Base Salary	Bonus	Bonus as a Percentage of Base	Variable	Variable as a Percentage of Base	Total
E. Thomas Hart	$350,000	$75,000	21%	$75,000	21%	$150,000
Terry L. Barrette	$174,000	$35,000	20%	$35,000	20%	$70,000
Ralph S. Marimon	$200,000	$30,000	15%	$30,000	15%	$60,000
Carl M. Mills	$200,000	$40,000	20%	$40,000	20%	$80,000
Andrew J. Pease	$200,000	$50,000	25%	$50,000	25%	$100,000
Timothy Saxe	$195,000	$42,500	22%	$42,500	22%	$85,000

        Our Bonus Plan is a pay for performance plan that places a portion of incentive compensation at risk, since certain performance thresholds must be achieved in order to earn bonus incentive compensation under the Bonus Plan payouts. In addition, the Bonus Plan increases bonus incentive awards when performance exceeds Bonus Plan objectives. Under the Bonus Plan, our NEOs are eligible to earn cash bonus incentive compensation based upon achieving certain quarterly performance goals and objectives relating to the Company. The Committee establishes quarterly and annual performance goals and objectives for the Bonus Plan. For 2007 and 2008, the NEOs have the same performance objectives, consisting of revenue goals and other financial goals included in our annual operating plan. These goals can only be achieved with a high level of effort and performance by our NEOs.

        In April 2008, the Committee reviewed and approved the 2008 business objectives and target cash compensation for our NEOs. The Committee determined that the primary business objective for 2008 was to achieve the new product revenue targeted in the Company's annual operating plan. Growth in this portion of the business was an important objective due to the strategic importance of these products and the markets they serve. Additionally, the Committee determined that achieving the quarterly debt-free cash position included in our annual operating plan was a key objective for 2008, since total Company revenue was below the level required to generate positive cash flow. NEO bonus incentive compensation was tied to these two objectives in 2008. The Committee also decided that achieving the total Company revenue and non-GAAP operating income in our annual operating plan were key business objectives for 2008, in order to maximize Company revenue during the transition from our pASIC® 1 and pASIC 2 business, and in order to affirm the importance of margin and spending goals for 2008. NEO variable incentive compensation was tied to these two goals in 2008.

Bonus Incentive Compensation

        During 2008, 50% of each NEO's target bonus incentive compensation for 2008 was based upon the Company achieving the new product revenue included in the annual operating plan (the "Plan Revenue Objective"), and 50% of each participant's target bonus incentive compensation was dependent upon the Company achieving the quarter ending debt-free cash position (the "Plan Financial Objective"). The Company had to achieve a certain threshold for participants to earn bonus payouts against the Plan Revenue Objective and the Company had to achieve a certain threshold for participants to earn bonus payouts against the Plan Financial Objective. Quarterly bonus payouts were dependent on the level of the Company's performance during the quarter in question, and could, so long as the threshold level of performance was achieved, range from 70% to 100% of the quarterly targeted amounts. If the Bonus Plan threshold level of performance was not achieved, payments were not made for that objective. Bonus payouts are adjusted for annual performance to the objective, and can range from 70% to 220% or more of the target bonus incentive compensation.

Variable Incentive Compensation

        During 2008, 50% of the Bonus Plan's variable incentive compensation was based on the Company achieving new product revenue targets and 50% on achieving non-GAAP operating income targets. Under the program, participants receive 100% of target variable incentive compensation if the Company achieves 100% of both targets. Quarterly variable incentive compensation payouts are dependent on the level of the Company's performance during the quarter in question, and can range from 0% to 100% of the quarterly target. Annual variable incentive compensation is adjusted for the level of the Company's annual achievement, and can range from 0% to 220% or more of the target annual variable incentive compensation.

        The Committee selected the Bonus Plan bonus and variable incentive compensation objectives for 2008 because they are important indicators of stockholder value. The Company does not publicly disclose specific internal objectives for revenue or other financial measures, because disclosure of our business plans could result in competitive harm. Our business has been undergoing significant transition. During 2008, we continued our transition from being a niche supplier of field programmable gate arrays to a supplier of Customer Specific Standard Products, which are custom solutions based on our new products, to manufacturers of handheld mobile devices. We have a new business model, and we are targeting new markets and customers. Since we do not have significant sales experience or a significant customer base in these markets, our ability to judge the volume and timing of our revenue with these customers is developing. During this transition our business plan entails considerable risk and we set incentive objectives that are difficult to achieve.

2008 Bonus and Variable Incentive Compensation Results

        Achieving the new product revenue goal in our annual operating plan was our most important strategic objective for the year. New product revenue was below the threshold level required to earn bonus incentive compensation for this objective. While our cash position was well managed during 2008, our total revenue was below our annual operating plan objective. Lower than expected revenue and non-cash impairment charges caused our non-GAAP operating income to be lower than our annual operating plan. As indicated on the Summary Compensation Table, cash incentive compensation, or non-equity incentive compensation, was 54% of target compensation for each of our NEOs in 2008, with one exception. Mr. Marimon joined the Company as Vice President of Finance and Chief Financial Officer in November 2008 and, as part of his employment offer, was guaranteed at least 100% of his target incentive compensation through the end of 2008, pro-rated to his date of hire, and during the first and second quarters of 2009. As a result, Mr. Marimon earned 100% of target incentive compensation in 2008.

2009 Bonus Incentive Compensation

        On December 24, 2008, the Committee established the 2009 target bonuses and performance objectives under the Bonus Plan. Unlike 2008, during which a portion of each NEO's total incentive compensation consisted of variable incentive compensation and bonus incentive compensation, during 2009, 100% of each NEO's incentive compensation will consist solely of bonus incentive compensation. Incentive compensation is dependent upon the Company's achievement of a new product revenue objective and the Company must achieve a certain threshold against an operating profit objective for participants to earn any bonus. Quarterly bonuses for the first, second, and third quarters will be paid depending on the actual level of the Company's performance against the objectives during the quarter in question, and may range from 0% to 80% of the quarterly target bonus amounts. The fourth quarter bonus payment will depend on the overall annual performance of the Company with respect to the annual objectives and may range from 0% to 200% of the target bonus amounts. The Chief Executive Officer's target bonus for 2009 is currently 43% of his annual base salary and each of the other NEOs has a target bonus for 2009 currently equal to 25% to 55% of his or her annual base salary.

Stock-Based Compensation

        The Committee believes that equity awards are an essential component of executive compensation. Equity awards are subject to vesting provisions to encourage our NEOs to remain employed with the Company and to align their interests with the long-term interests of our stockholders. The Committee may, however, grant immediately vested equity awards to our NEOs in lieu of cash compensation or for other reasons.

        Our NEOs generally receive a stock option, approved by the Committee or the Board of Directors, when they join the Company. During each fiscal year, the Committee may grant our NEOs additional stock options or other equity awards. The Committee determines the equity awards made to the Chief Executive Officer in light of executive compensation survey information for similarly sized high technology companies, publicly available information on other high technology companies, and the relative size of our other NEO grants, taking into consideration relative responsibility, performance and anticipated future contribution to Company performance. The Committee receives recommendations from the Chief Executive Officer on the amount and terms of equity compensation to be awarded to the other NEOs, based on individual position, responsibilities, performance, compensation surveys and other publicly available information, and the NEO's anticipated future performance, responsibilities and potential impact on Company results. The Committee takes these factors into account when approving such awards.

        The Committee also reviews prior equity awards to each NEO, including the number of shares that continue to be subject to vesting under prior option grants, in determining the size of option grants to each of our NEOs. Stock options are granted with an exercise price per share equal to the closing market price of the Company's common stock on the date of grant. In 2008, the Committee, following the above procedures, granted 10-year stock options to our NEOs that vest over a four year period. Each officer must remain employed on the vesting date to vest in the option. Equity incentive grants to our NEOs in 2008 are reflected in the Summary Compensation Table on page 37 and the Grants of Plan-Based Awards table on page 39.

        In May 2008, in connection with a Company-wide cash conservation measure, the majority of our employees, including each of our NEOs, experienced a 10% cash reduction in base salary for the June through August 2008 pay period. In lieu of receipt of such cash payment, each participating employee, including each of our NEOs, received a grant of fully vested RSUs equal in value to 15% of his or her base salary for the June through August 2009 pay period, net of applicable payroll tax withholding and deductions. In April 2008, our Board amended the Bonus Plan to allow incentive payments to be made with equity as well as cash and as part of our cash conservation measure, all NEOs received a May 2008 grant of fully vested RSUs equal in value to the amount of incentive earned during the first quarter of 2008, net of applicable payroll tax withholding and deductions. The aggregate amount of RSUs granted to each NEO in May 2008 as part of the Company's cash conservation measure is reflected in the Grants of Plan-Based Awards table under column (i).

        We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our NEOs. Under our insider trading policy, directors, officers or employees are not allowed to margin the Company's securities, use the Company's securities as collateral to purchase the Company's securities or the securities of any other issuer, short sell Company securities, either directly or indirectly, or trade in derivative securities related to the Company's securities.

CEO Compensation

        In 2008, the Compensation Committee determined the Chief Executive Officer's total compensation based on similar competitive compensation data as that used for other executive officers at comparable companies, the Committee's assessment of his past performance and the Committee's expectations as to his future contributions to QuickLogic. Mr. Hart's base salary decreased to $341,250 in 2008 due to a 10% reduction in base salary imposed during the Company's June through July 2008 pay period. Mr. Hart received aggregate cash bonus and variable incentive compensation of $39,542 for 2008 on the same basis as other executives. Also during 2008, the Committee granted Mr. Hart an option to purchase 200,000 shares of common stock exercisable at $0.90 per share, which vests over four years, and 22,957 RSUs in connection with the Company's cash conservation measure described above of which 5,104 RSUs were received as equity incentive compensation.

Executive Perquisites

        The Company's NEOs are eligible to participate in the Company's 401(k) Plan, the Company's stockholder approved equity incentive plans and other benefits available generally to other employees of the Company. The maximum amount of disability benefits per month is higher for our NEOs than it is for our other employees, which incremental amounts are included in column (i) of the Summary Compensation Table on page 37. With the exception of Ms. Barrette and Mr. Marimon, each of our NEOs receives a car allowance. Our NEOs do not receive club memberships, personal use of corporate aircraft, or any other perquisites or personal benefits other than nominal gifts.

Tax Considerations

        Our Board has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program and has determined that limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and other highly compensated executive officers to one million dollars per year. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

        Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carryforward available to the Company for tax reporting purposes. We believe that achieving the compensation objectives discussed earlier is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies

        Either the Board of Directors or the Compensation Committee of the Board of Directors may grant stock options or other equity awards to our NEOs. All of the grants made to date are in the form of fully vested RSUs granted in connection with the Company's cash conservation measure or stock options. Our NEOs are generally granted equity awards when they join the Company and they may receive additional equity grants as part of a refresh grant, upon promotion or for individual performance. Our Chief Executive Officer recommends the timing, size and terms of equity awards for NEOs other than himself. Individual grants are based on position, individual performance, expected contribution and market data for similar positions, if available. Except for Mr. Marimon who received a stock option grant when he joined the Company in October 2008, each of our NEOs received a stock option refresh grant in October 2008 in addition to the May 2008 grant of fully vested RSUs in lieu of cash compensation described above.

        The Compensation Committee has implemented certain general policies relating to grants of stock options, RSUs and other awards, which policies apply to our NEOs. Specifically, the Committee has determined that stock options shall be granted on: (i) the second and fourth Thursdays of the Company's fiscal month (each a "Regular Grant Date"), or on the date the last director or Committee member approves such grants if not approved prior to the Regular Grant Date; (ii) on the date of a pre-scheduled Board of Directors or Committee meeting; or (iii) on such other date established by the

Board of Directors or Committee. The Company intends that future equity awards be made on a similar schedule. Option grants or other equity awards to NEOs may be approved at a properly constituted meeting of the Board of Directors or Committee or by the unanimous written consent of the directors or Committee members. Generally, our unanimous consents are executed electronically, to ensure the date of approval is certain. All required documentation, including the list of recommended equity awards by recipient and the terms of the award, are sent to the Board of Directors or Committee prior to the meeting. The Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not and do not plan in the future to coordinate the timing of the release of material non-public information for the purpose of affecting the value of executive compensation (including equity award grants).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

        Based on the Compensation Committee's review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

MEMBERS OF THE COMPENSATION COMMITTEE

        Gary H. Tauss (Chairman since September 2004)
Arturo Krueger (member since November 2004)
Hide L. Tanigami (member since December 2007)

 SUMMARY COMPENSATION TABLE

For Fiscal Years Ended December 28, 2008, December 30, 2007 and December 31, 2006

        The following table sets forth 2008, 2007 and 2006 compensation information for: (i) the Chief Executive Officer; (ii) the Chief Financial Officer; and (iii) three other executive officers of QuickLogic, who, based on their total compensation, were the most highly compensated in 2008 (collectively, the "Named Executive Officers" or "NEOs").

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Current Officers:
E. Thomas Hart	2008	$341,250	—	$41,323	$241,938	$39,542	—	$13,360	$677,412
Chairman of the Board,	2007	$350,000	—	—	$118,764	$71,649	—	$13,360	$553,773
President & Chief Executive	2006	$350,000	—	—	$262,124	$37,144	—	$13,360	$662,628
Officer
Terry L. Barrette(6)	2008	$169,650	—	$19,715	$109,674	$18,453	—	$100	$317,593
Vice President, Operations	2007	$167,077	—	—	$112,310	$24,372	—	$7,025	$310,784
	2006	$158,250	—	—	$91,443	$10,352	—	$8,744	$268,789
Ralph S. Marimon(7)	2008	$38,462	—	—	$3,222	$12,692	—	$27	$54,403
Vice President, Finance &	2007	$—	—	—	$—	$—	—	$—	$—
Chief Financial Officer	2006	$—	—	—	$—	$—	—	$—	$—
Carl M. Mills(8)	2008	$192,836	—	$20,660	$75,801	$20,573	—	$8,075	$317,945
Vice President, Finance &	2007	$175,000	$20,000	—	$34,424	$35,825	—	$9,112	$274,361
Chief Financial Officer	2006	$175,000	—	—	$69,034	$18,572	—	$9,263	$271,869
Andrew J. Pease(9)	2008	$195,000	—	$26,201	$177,284	$26,361	—	$9,118	$433,964
Vice President, Worldwide	2007	$200,000	—	—	$125,804	$74,929	—	$9,147	$409,880
Sales	2006	$24,615	—	—	$16,367	$15,385	—	$1,302	$57,669
Timothy Saxe	2008	$190,125	—	$23,281	$94,160	$22,407	—	$9,113	$339,087
Senior Vice President,	2007	$195,000	—	—	$48,509	$40,601	—	$9,126	$293,236
Engineering & Chief	2006	$195,000	—	—	$74,944	$21,048	—	$9,290	$300,282
Technology Officer

(1)
The amounts in column (e) reflect the dollar amount of restricted stock units (RSUs) awarded to each NEO in lieu of cash compensation. The amounts represent the value of fully vested RSUs as of the date of grant equal to 15% of each NEO's base salary, less applicable withholding taxes and deductions, for the period May 26, 2008 through August 31, 2008 and the value of fully vested RSUs as of the date of grant equal to the incentive payment earned by each NEO, less applicable withholding taxes and deductions, during the first quarter of 2008.

(2)
The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years 2008, 2007 and 2006, in accordance with SFAS 123(R), disregarding forfeiture assumptions, of awards pursuant to the 1999 Stock Plan and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in Note 12 to the Company's consolidated financial statements for fiscal years 2008, 2007 and 2006 included in the Company's Annual Report on Form 10-K filed with the SEC on March 11, 2009.

(3)
The amounts in column (g) reflect the cash awards paid to or earned by the NEOs under the 2005 Executive Bonus Plan, which is discussed in further detail beginning on page 31 under the heading "Cash-Based Compensation."

(4)
The Company does not have a defined benefit pension plan or a non-qualified deferred compensation plan.

(5)
The amount shown in column (i) reflects for each NEO:

•
An automobile allowance (effective October 1, 2007, Ms. Barrette no longer receives an automobile allowance; Mr. Marimon does not receive an automobile allowance);

  •
  The value of disability insurance beyond the value offered to other employees; and

  •
  The value of nominal holiday gifts, if any.

  No NEO received perquisites exceeding $10,000 in 2008, 2007 or 2006.

(6)
During 2007, Ms. Barrette received a merit increase in total target cash compensation effective October 1. During 2006, Ms. Barrette was promoted to an executive position and received a commensurate pay increase.

(7)
Mr. Marimon joined the Company on October 13, 2008.

(8)
Mr. Mills resigned from the Company effective November 10, 2008. In January 2007, Mr. Mills received a discretionary bonus for his accomplishments during the Company's 2006 internal review of stock option granting practices and related accounting.

(9)
Mr. Pease joined the Company on November 6, 2006.

        No NEO had tax planning or other reimbursable personal expenses.

        The Company does not provide the NEOs with perquisites or personal benefits during or after the NEO's employment, other than nominal gifts, except as disclosed in this Proxy Statement.

 GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 28, 2008

        The following table sets forth, for the fiscal year ended December 28, 2008, certain information regarding incentive awards granted to the NEOs. Under the terms of QuickLogic's 1999 Stock Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of or to re-price outstanding awards.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(3,4)
E. Thomas Hart	10/23/2008	—	—	—	—	—	—	—	200,000	$0.90	$95,100
	05/27/2008	—	—	—	—	—	—	22,957	—	—	$41,323
	N/A	105,000	150,000	330,000	—	—	—	—	—	—	—
Terry L. Barrette	10/23/2008	—	—	—	—	—	—	—	65,000	$0.90	$30,908
	05/27/2008	—	—	—	—	—	—	10,953	—	—	19,715
	N/A	49,000	70,000	154,000	—	—	—	—	—	—	—
Ralph S. Marimon(5)	10/23/2008	—	—	—	—	—	—	—	150,000	$0.90	$71,325
	N/A	42,000	60,000	132,000	—	—	—	—	—	—	—
Carl M. Mills(6)	05/27/2008	—	—	—	—	—	—	11,478	—	—	20,660
	N/A	56,000	80,000	176,000	—	—	—	—	—	—	—
Andrew J. Pease	10/23/2008	—	—	—	—	—	—	—	100,000	$0.90	$47,550
	05/27/2008	—	—	—	—	—	—	14,556	—	—	26,201
	N/A	70,000	100,000	220,000	—	—	—	—	—	—	—
Timothy Saxe	10/23/2008	—	—	—	—	—	—	—	75,000	$0.90	$35,663
	05/27/2008	—	—	—	—	—	—	12,934	—	—	23,281
	N/A	59,500	85,000	187,000	—	—	—	—	—	—	—

(1)
The amounts shown in column (c) reflect the estimated minimum payments that could be earned by a NEO under our Bonus Plan for 2008 upon the Company's achievement of a certain level of performance. If the level of performance was not achieved, no payment would be earned against the objective. The amounts shown in column (e) are 220% of target incentive compensation, which is the estimated maximum amount which could have been earned by a NEO under our Bonus Plan. These amounts are based on the NEO's 2008 target incentive compensation.

(2)
Fully vested RSUs awarded to NEOs during 2008 are reported in column (i). These RSUs were awarded in lieu of cash compensation. Each NEO was awarded that number of RSUs calculated by adding the amount equal to 15% of the NEO's base salary, less applicable withholding taxes, for the period May 26, 2008 through August 31, 2008 and the amount equal to the incentive payment earned by each NEO, less applicable withholding taxes, during the first quarter of 2008 and dividing the sum by the closing price of QuickLogic's stock on the date of grant. The Compensation Committee of the Board of Directors approved the awards on April 22, 2008.

(3)
Stock option grants awarded to NEOs during 2008 are reported in columns (j), (k) and (l). Such grants have a 10-year life and vest 25% one year after the date of grant and 1/48th per month of service thereafter. All NEOs received a refresh stock option grant on October 22, 2008 with an exercise price equal to $0.90 per share, which was the closing price of the Company's common stock on the Nasdaq Global Market on the grant date. The Compensation Committee of the Board of Directors approved the grants on October 21, 2008.

(4)
The amounts in column (l) relating to stock options granted during 2008 reflect the dollar amount which will be recognized for financial statement reporting purposes through the final vesting date of the stock options reported in columns (j) and (k), provided the NEO provides service through such date. Please see Note 12 to the Company's consolidated financial statements included with the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2008 for a description of the estimates used to value these options.

(5)
Mr. Marimon joined the Company on October 13, 2008. As part of his employment offer, Mr. Marimon was guaranteed at least 100% of his target incentive compensation through the end of 2008, pro-rated to his date of hire.

(6)
Mr. Mills resigned from the Company effective November 10, 2008.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

        The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 28, 2008:

		Option Awards					Stock Awards
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
E. Thomas Hart	(2)	—	200,000	—	$0.90	10/22/2018	—	—	—	—
	(3)	60,937	164,063	—	$4.17	11/07/2017	—	—	—	—
	(4)	93,750	86,250	—	$3.02	11/21/2016	—	—	—	—
		240,000	—	—	$2.75	10/27/2014	—	—	—	—
		200,000	—	—	$2.12	12/04/2012	—	—	—	—
		150,000	—	—	$4.08	02/18/2012	—	—	—	—
	(5)	33,334	—	—	$5.50	04/16/2011	—	—	—	—
		366,666	—	—	$4.66	04/16/2011	—	—	—	—
		108,350	—	—	$9.94	10/11/2010	—	—	—	—
		85,554	—	—	$20.25	04/13/2010	—	—	—	—
		233,333	—	—	$13.62	10/18/2009	—	—	—	—
Terry L. Barrette	(2)	—	65,000	—	$0.90	10/22/2018	—	—	—	—
	(6)	10,937	24,063	—	$3.39	09/11/17	—	—	—	—
	(4)	18,229	16,711	—	$3.02	11/21/2016	—	—	—	—
	(7)	51,562	23,438	—	$5.03	03/08/2016	—	—	—	—
		40,000	—	—	$3.00	05/25/2014	—	—	—	—
		17,188	—	—	$1.95	11/22/2012	—	—	—	—
		6,668	—	—	$1.08	10/16/2012	—	—	—	—
		15,105	—	—	$2.50	07/16/2012	—	—	—	—
		15,000	—	—	$4.08	02/18/2012	—	—	—	—
	(8)	5,000	—	—	$5.50	04/16/2011	—	—	—	—
		15,000	—	—	$4.66	04/16/2011	—	—	—	—
		3,000	—	—	$9.94	10/11/2010	—	—	—	—
		12,000	—	—	$20.25	04/13/2010	—	—	—	—
Ralph S. Marimon	(2)	—	150,000	—	$0.90	10/21/2018	—	—	—	—
Carl M. Mills	(3)	19,614	—	—	$4.17	11/07/2017	—	—	—	—
	(4)	13,541	36,459	—	$3.02	11/21/2016	—	—	—	—
		25,000	—	—	$2.85	07/13/2014	—	—	—	—
		50,000	—	—	$3.00	05/25/2014	—	—	—	—
		25,000	—	—	$2.12	12/04/2012	—	—	—	—
	(9)	175,000	—	—	$2.53	07/16/2012	—	—	—	—
Andrew J. Pease	(2)	—	100,000	—	$0.90	10/22/2018	—	—	—	—
	(3)	20,312	54,688	—	$4.17	11/07/2017	—	—	—	—
	(4)	13,020	11,980	—	$3.02	11/21/2016	—	—	—	—
	(10)	104,166	95,834	—	$2.85	11/08/2016	—	—	—	—
Timothy Saxe	(2)	—	75,000	—	$0.90	10/22/2018	—	—	—	—
	(3)	20,312	54,688	—	$4.17	11/07/2017	—	—	—	—
	(4)	39,062	35,938	—	$3.02	11/21/2016	—	—	—	—
		100,000	—	—	$3.00	05/25/2014	—	—	—	—
		100,000	—	—	$2.12	12/04/2012	—	—	—	—
		100,000	—	—	$4.08	02/18/2012	—	—	—	—
		200,000	—	—	$6.04	04/30/2011	—	—	—	—

(1)
The Company has historically granted options with service vesting.

(2)
These options vest 25% one year after October 22, 2008 and 1/48th per month of service thereafter.

(3)
These option vest 6.25% three months after November 7, 2007 and 1/48th per month of service thereafter.

(4)
These options vest 6.25% three months after November 21, 2006 and 1/48th per month of service thereafter.

(5)
During 2006, the Board of Directors approved an amendment to this option, increasing the exercise price of 33,334 shares to $5.50 per share from $4.66 per share to eliminate exposure to additional tax liability under Internal Revenue Code Section 409A.

(6)
These options vest 25% one year after September 11, 2007 and 1/48th per month of service thereafter.

(7)
These options vest 25% one year after March 8, 2006 and 1/48th per month of service thereafter.

(8)
During 2007, the Compensation Committee approved an amendment to this option, increasing the exercise price of 5,000 shares to $5.50 per share from $4.66 per share, and authorizing the payment of $0.84 per share to Ms. Barrette in 2008, consistent with option amendments made to other employees with similar grants, to eliminate exposure to additional tax liability under Internal Revenue Code Section 409A.

(9)
During 2006, the Compensation Committee approved an amendment to this option, increasing the exercise price to $2.53 per share from $2.50 per share to eliminate exposure to additional tax liability under Internal Revenue Code Section 409A.

(10)
These options vest 25% one year after November 8, 2006 and 1/48th per month of service thereafter.

 OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 28, 2008

        None of our NEOs exercised option awards during fiscal year 2008. During fiscal year 2008, each of our NEOs vested in the number of stock awards listed in column (i) of the Grant of Plan Based Awards on page 39.

Equity Compensation Plan Summary

        The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

              i.  All compensation plans previously approved by security holders; and

             ii.  All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights as of December 28, 2008 (1)	Weighted Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 28, 2008 (3)
Equity compensation plans approved by stockholders	8,021,368	$4.13	15,351,540
Equity compensation plans not approved by stockholders	—	—	—

(1)
This number includes 7,367,147 options and 654,221 RSUs outstanding under our 1999 Stock Plan and 1989 Stock Option Plan.

(2)
The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

(3)
This number includes 8,312,901 shares currently available for future grant under our 1999 Stock Plan and 7,038,639 shares currently available for future issuance under our 1999 Employee Stock Purchase Plan (collectively, the "1999 Plans"). Upon stockholder adoption of the 2009 Stock Plan and the 2009 Employee Stock Purchase Plan (and in the case of the 2009 Employee Stock Purchase Plan after the final share purchase is made on May 14, 2009) no additional grants will be made under the 1999 Plans.

Post Employment and Change of Control Compensation

Payments Made Upon Termination

        Regardless of the manner in which a NEO's employment terminates, he/she is entitled to receive amounts earned during his/her term of employment, including base salary, incentive compensation (provided the NEO is employed on the last day of the performance period), and the vested portion of his/her equity awards. Our Compensation Committee may, at its discretion, approve the payment of incentive compensation if a NEO is not employed on the last day of the reporting period. Except for compensation payments associated with our standard change of control agreements or payments made to a third party arising from indemnification, the Company does not have any written or unwritten payment obligations to our NEOs upon their resignation, severance or retirement. The Compensation Committee may decide to approve such payments in the future.

Change of Control Agreements

        Prior to 2004, the Board of Directors authorized the Company to enter into change of control severance agreements ("Change of Control Agreements" or "Agreements") with Messrs. Hart and Saxe. In December 2005 and 2006 and in September 2007, these agreements were reviewed by the Compensation Committee of the Board of Directors. In March and November 2006 and in October 2008, QuickLogic entered into Change of Control Agreements with Ms. Barrette, Mr. Pease and Mr. Marimon, respectively. The Company's standard form of Change of Control Agreement is attached as an exhibit to our annual report on Form 10-K for the period ended December 30, 2007. The Agreements provide that if QuickLogic experiences a change of control, as defined in the Agreements, and such executive officers' employment with the Company terminates as a result of an "Involuntary Termination" within three months prior to or twelve months following the change of control, QuickLogic will provide the following to the executive officer:

  •
  A cash payment equal to 100% of their annual cash compensation (including 100% of the target incentive compensation for the year) plus 100% of any bonus and incentive compensation declared prior to the date of any such termination, except that Mr. Hart's agreement provides a cash payment equal to 200% of his annual cash compensation;

  •
  The same level of health coverage and benefits, including but not limited to health, dental and vision coverage, as in effect on the day before such termination, for a period which is the lesser of (i) the date he or she is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination, except that Mr. Hart's agreement provides for twenty-four months; and

  •
  Acceleration of outstanding equity awards.

        The terms of the Change of Control Agreements also provide:

  •
  In the event that the severance and other benefits provided for or otherwise payable to the executive officer (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the executive officer's change of control benefits shall be either delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the executive officer on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

  •
  That such payments be made in a lump sum within 30 days of the Involuntary Termination, as defined in the agreement.

  •
  That the executive officers shall be entitled to the benefits provided they sign a general release of claims substantially the same as the form included in the Company's standard Change of Control Agreement.

  •
  Involuntary Termination is defined as (i) without the individual's express written consent, a significant reduction of the individual's duties, position or responsibilities relative to the individual's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the individual from such position, duties and responsibilities, unless the individual is provided with comparable duties, position and responsibilities; (ii) without the individual's express written consent, a substantial reduction without good business reasons, of the facilities and perquisites (including office space and location) available to the individual immediately prior to such reduction; (iii) without the individual's express written consent, a reduction by the Company of the individual's base salary or target incentive compensation as in effect immediately prior to such reduction; (iv) without the individual's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the individual is entitled immediately prior to such reduction with the result that the individual's overall benefits package is significantly reduced; (v) without the individual's express written consent, the relocation of the individual to a facility or a location more than 50 miles from his or her current location; (vi) any purported termination of the individual by the Company which is not effected for Cause, as defined in the agreement, or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors, as defined in the Change of Control Agreement.

        The Company has entered into agreements to indemnify its current and former directors and executive officers and its general counsel, in addition to the indemnification provided for in the Company's certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company's directors, executive officers and general counsel for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company's request.

        The following table describes the severance benefits which are owed by the Company to each of the NEOs upon their Involuntary Termination at any time three months prior to or twelve months after a change of control, as defined in our Change of Control Agreements with our NEOs. The amounts shown are based upon current target cash compensation and in-the-money unvested equity awards outstanding for each individual at December 28, 2008. Other benefits include insurance premiums and automobile allowance.

Name	Severance Base Salary	Severance Incentive Cash Compensation	Other Benefits	Equity Awards (Stock Options and RSUs)
E. Thomas Hart	$700,000	$300,000	$34,060	—
Terry L. Barrette	$174,000	$70,000	$8,475	—
Ralph S. Marimon	$200,000	60,000	$14,383	—
Andrew J. Pease	$200,000	$100,000	$23,383	—
Timothy Saxe	$195,000	$85,000	$23,383	—

Compensation of Non-Employee Directors

        The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the directors of the Company other than the Chief Executive Officer for the fiscal year ended December 28, 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	Non-equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)
Current Directors:
Michael J. Callahan	$29,000	—	$14,760	—	—	—	$43,760
Michael R. Farese(7)	$18,269	—	$9,611	—	—	—	$27,880
Arturo Krueger	$35,000	—	$20,868	—	—	—	$55,868
Christine Russell	$30,500	—	$14,760	—	—	—	$45,260
Hide L. Tanigami	$27,000	—	$22,564	—	—	—	$49,564
Gary H. Tauss	$38,000	—	$14,760	—	—	—	$52,760

(1)
E. Thomas Hart, the Company's Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of the Company and therefore receives no compensation for his service as a director. The compensation received by Mr. Hart as an employee of the Company is shown in the Summary Compensation Table on page 37.

(2)
All directors who are not employees of the Company receive an annual retainer of $20,000 for serving as a director of the Company. The Chairman of the Audit Committee, Chairman of the Compensation Committee and our Audit Committee financial expert receive additional annual retainers of $3,000, $2,000 and $3,000, respectively. Other members of the Audit Committee and Compensation Committee receive additional annual retainers of $1,500. Only one retainer per committee is earned by each director. Retainers are paid quarterly. The Company reimburses all directors for travel, lodging and related expenses incurred in attending Board of Director and committee meetings. Non-employee directors who reside internationally and non-employee directors who reside domestically receive a fee of $2,500 and $1,000, respectively, for each Board of Director, Audit Committee or Compensation Committee meeting attended in person, $500 for each Board of Director meeting attended by phone conference and $300 for each Audit Committee or Compensation Committee meeting attended by phone conference, with a maximum of one meeting fee per day.

(3)
Our directors have not received stock awards.

(4)
During 2008, our directors received the following options to purchase common stock of the Company. Each option has a 10-year life, with an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on the grant date. The options granted to Mr. Farese, a new director, vest 25% one year after the vesting commencement date and 1/48th per full month of service thereafter. The options granted to other directors were refresh option grants which were approved by the Board on April 22, 2008 with a grant date of May 1, 2008, pursuant to our policy for the equity compensation of directors, and vest monthly over a one-year period. Our directors receive an annual refresh stock option grant of 7,000 shares for their service on the Board. The options granted to Messrs. Callahan and Tauss and Ms. Russell also include 3,000 shares for their service on our Audit Committee.

Name	Number of Securities Underlying Options Granted	Exercise Price per Share ($)	Expiration Date	Grant Date Fair Value of Stock Options ($)(*)
Michael J. Callahan	10,000	$2.24	April 30, 2018	$22,400
Michael R. Farese	35,000	$2.89	April 21, 2018	$101,150
Arturo Krueger	7,000	$2.24	April 30, 2018	$15,680
Christine Russell	10,000	$2.24	April 30, 2018	$22,400
Hide L. Tanigami	7,000	$2.24	April 30, 2018	$15,680
Gary H. Tauss	10,000	$2.24	April 30, 2018	$22,400

*
The amounts in this column reflect the dollar amount which will be recognized for financial statement reporting purposes through the final vesting date of the stock option, provided the director provides service through such date. Please see Note 10 to the Company's consolidated financial statements included with our Quarterly Report on Form 10-Q for the second quarter of 2008 for a description of the estimates used to value these options.

(5)
The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008 in accordance with SFAS 123(R), disregarding forfeiture assumptions, and thus includes amounts from awards granted in and prior to 2008. As of December 28, 2008, each of our non-employee directors held outstanding options to purchase the following number of shares of our common stock: Mr. Callahan, 85,000; Mr. Farese, 35,000; Mr. Krueger, 66,000; Ms. Russell, 65,000; Mr. Tanigami 42,000 and Mr. Tauss, 84,000.

(6)
The Company does not have a defined benefit pension plan or a deferred compensation program.

(7)
Mr. Farese joined our Board on April 22, 2008.

        QuickLogic has agreed to indemnify each director and NEO against certain claims and expenses for which the director or NEO might be held liable in connection with past or future services to QuickLogic and its subsidiaries. QuickLogic maintains insurance policies insuring its directors and NEOs against such liabilities.

Security Ownership

        The following table sets forth certain information regarding our common stock beneficially owned as of February 23, 2009 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic's common stock, (ii) each director of QuickLogic, (iii) each of the NEOs listed in the Summary Compensation Table and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of February 23, 2009 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

        Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 1277 Orleans Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 29,909,393 shares of common stock outstanding as of February 23, 2009.

	Shares Beneficially Owned
Name of Beneficial Owner	From Options(1)	Total Number(2)	Percent
E. Thomas Hart	1,605,673	1,691,921	5.37%
Michael J. Callahan	84,166	89,166	*
Michael R. Farese(3)	8,750	11,750	*
Arturo Krueger	65,416	65,416	*
Christine Russell	64,166	66,166	*
Hide L. Tanigami	23,916	44,116	*
Gary H. Tauss	83,166	93,302	*
Terry L. Barrette	221,771	223,327	*
Ralph S. Marimon	—	—	*
Carl M. Mills	—	41,658	*
Andrew J. Pease	162,498	182,851	*
Timothy Saxe	571,874	579,938	*
All executive officers and directors as a group (15 persons)	3,266,391	3,469,000	10.46%

*
Less than 1% of the outstanding common stock.

(1)
This column includes shares issuable pursuant to options exercisable within 60 days of February 23, 2009, which is April 24, 2009.

(2)
This column consists of outstanding shares plus the options set forth in the previous column.

(3)
Mr. Farese became a director on April 22, 2008.

 TRANSACTIONS WITH RELATED PERSONS

        The Company has entered into Change of Control Agreements with its NEOs and other executive officers. These are discussed under "Post Employment and Change of Control Compensation" beginning on page 42.

        The Company has entered into agreements to indemnify its current and former directors and executive officers and its general counsel, in addition to the indemnification provided for in the Company's certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company's directors and executive officers and its general counsel for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company's request.

        The charter of the Audit Committee of the Board of Directors specifies that the Committee review and pre-approve related party transactions as such term is defined by SEC rules and regulations. The Nominating and Corporate Governance Committee of the Board of Directors, under the terms of its charter, considers questions of possible conflicts of interest of members of the Board and of executive officers, and reviews actual and potential conflicts of interest of members of the Board and executive officers, clearing the involvement of such persons in matters that may involve a conflict of interest. In addition, the Company's Code of Conduct and Ethics clarifies that no officer or any member of their family may supply goods or services to QuickLogic without approval.

        In December 2005, the Company entered into an agreement with Virage Logic Corporation. During 2006, the Company paid Virage Logic a total of $390,000 for services and intellectual property supplied to the Company under the agreement. Ms. Christine Russell, a director of the Company since 2005, became the Vice President of Finance and Chief Financial Officer of Virage Logic in June 2006. Since Ms. Russell joined Virage Logic after the contract was in place, the transaction was not pre-approved by the Audit Committee. The Nominating and Corporate Governance Committee reviewed and approved the Company's business relationship with Virage Logic in July 2006, at the first scheduled Committee meeting following Ms. Russell's employment by Virage Logic. The Company has continuing maintenance obligations under its agreement with Virage Logic and may enter into additional future agreements with Virage Logic.

OTHER MATTERS

        The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors
E. Thomas Hart Chairman of the Board and Chief Executive Officer March 20, 2009

 Appendix A

QUICKLOGIC CORPORATION

2009 STOCK PLAN

1.
Purposes of the Plan.    The purposes of this 2009 Stock Plan are:

•
to attract and retain the best available personnel for positions of substantial responsibility;

•
to provide additional incentive to Employees, Directors and Consultants; and

•
to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may also be granted under the Plan.

2.
Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any Committee as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Applicable Laws" means the requirements relating to the administration of equity-based awards under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c)   "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

          (d)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

          (g)   "Committee" means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

          (h)   "Common Stock" means the common stock of the Company.

          (i)    "Company" means QuickLogic Corporation, a Delaware corporation.

          (j)    "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (k)   "Director" means a member of the Board.

          (l)    "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (m)  "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on or before the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on or before the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

              (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (p)   "Incentive Stock Option" means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (q)   "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (r)   "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

          (s)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t)    "Option" means a stock option granted pursuant to the Plan.

          (u)   "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (v)   "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (w)  "Optioned Stock" means the Common Stock subject to an Award.

          (x)   "Optionee" means the holder of an outstanding Option granted under the Plan.

          (y)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z)   "Participant" means the holder of an outstanding Award granted under the Plan.

          (aa) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles") or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (viii) stock price, (ix) return on equity, (x) total shareholder return, (xi) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit or net operating profit, (xvii) operating margin, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxvi) objective customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals, and (xxxi) objective employee metrics.

          (bb) "Plan" means this QuickLogic Corporation 2009 Stock Plan.

          (cc) "Restricted Stock" means Shares issued pursuant to an Award of Restricted Stock under 12 of the Plan, or issued pursuant to the early exercise of an Option.

          (dd) "Restricted Stock Purchase Agreement" means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to Shares purchased under a Restricted Stock award. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (ee) "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (ff)  "Restricted Stock Unit Agreement" means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to an individual grant of Restricted Stock Units. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (gg) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (hh) "Section 16(b)" means Section 16(b) of the Exchange Act.

           (ii)  "Service Provider" means an Employee, Director or Consultant.

          (jj)   "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (kk) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that pursuant to Section 11 is designated as a SAR.

          (ll)   "Stock Appreciation Right Agreement" means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to Shares purchased under a SAR. The Stock Appreciation Right Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (mm)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.
Stock Subject to the Plan.

          (a)   Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 2,500,000 Shares plus any Shares subject to any outstanding options or similar awards granted under the Company's 1999 Stock Plan (the "1999 Plan") that subsequently expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company, up to a maximum of an additional 7,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b)   Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or unissued Shares (or for Awards other than Options or SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in the immediately preceding paragraph above, plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this paragraph.

4.
Administration of the Plan.

          (a)   Procedure.

                (i)  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

              (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

              (iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

               (v)  Delegation of Authority for Day-to-Day Administration.    Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

          (b)   Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                (i)  to determine the Fair Market Value;

               (ii)  to select the Service Providers to whom Awards may be granted hereunder;

              (iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

              (iv)  to approve forms of agreement for use under the Plan;

               (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award relating thereto granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vi)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

             (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or satisfying applicable foreign laws;

            (viii)  to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

              (ix)  to allow Participants to satisfy withholding tax, Fringe Benefits Tax or National Insurance Contributions tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

              (xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)   Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of an Award.

5.
Eligibility.    Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.
Limitations.

          (a)   ISO $100,000 Rule.    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b)   No Rights as a Service Provider.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

          (c)   Section 162(m) Limitations.

                (i)  Option and SAR Annual Share Limit.    No Participant shall be granted, in any fiscal year of the Company ("Fiscal Year"), Options and Stock Appreciation Rights to purchase more than one million Shares; provided, however, that such limit shall be two million Shares in connection with the Participant's initial service.

               (ii)  Restricted Stock Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than five hundred thousand Shares of Restricted Stock; provided, however, that such limit shall be one million Shares of Restricted Stock in connection with the Participant's initial service.

              (iii)  Restricted Stock Units Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than five hundred thousand Restricted Stock Units; provided, however, that such limit shall be one million Restricted Stock Units in connection with the Participant's initial service.

              (iv)  Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

               (v)  Cancellations.    If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Award will be counted against the limits set forth in subsections (i), (ii) and (iii) above. For this purpose, if the exercise price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.

              (vi)  Changes in Capitalization.    The foregoing 162(m) limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15(a).

7.
Term of Plan.    Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 17 of the Plan.

8.
Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.
Option Exercise Price and Consideration.

          (a)   Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                (i)  In the case of an Incentive Stock Option

                (A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction described in, and in a manner consistent with, Section 424(a) of the Code.

          (b)   Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c)   Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

                (i)  cash;

               (ii)  check;

              (iii)  other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (iv)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (v)  any combination of the foregoing methods of payment; or

              (vi)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.
Exercise of Option.

          (a)   Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)   Termination of Relationship as a Service Provider or Provision of Notice of Employment Termination. If an Optionee (i) ceases to provide ongoing service as a Service Provider (for any reason and regardless of any appropriate court finding such termination unfair or irregular on any basis whatsoever), other than upon the Optionee's death or Disability, or (ii) is provided with notice of termination of employment (for any reason and regardless of any appropriate court finding the related termination unfair or irregular on any basis whatsoever) and ceases to provide ongoing service during the notice period, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the earlier of the date of such cessation as a Service Provider or the last date of ongoing service after receiving a notice of termination of employment or such later date as required by Applicable Laws (the earlier of these dates or such later date required by Applicable Laws is referred to herein as the "Vesting Cessation Date", as reasonably fixed and determined by the Administrator), but in no event later than the expiration of the term of such Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Vesting Cessation Date. If, on the Vesting Cessation Date, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan (unless the Administrator determines otherwise). At the sole discretion of Company, subject to Applicable Laws, Grantee may be paid a lump sum for their cash compensation in lieu of notice. If, after the Vesting Cessation Date, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)   Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)   Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11.
Stock Appreciation Rights.

          (a)   Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(c) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

          (b)   Exercise Price and other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant; provided, further that SARs may not have an exercise price below 100% of the Fair Market Value of the underlying shares on the grant date.

          (c)   Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying.

                (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii)  the number of Shares with respect to which the SAR is exercised.

          (d)   Payment upon Exercise of SAR.    At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

          (e)   SAR Agreement.    Each SAR grant shall be evidenced by a Stock Appreciation Right Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          (f)    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Stock Appreciation Right Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 10 will also apply to SARs.

12.
Restricted Stock.

          (a)   Grant of Restricted Stock.    Subject to the terms and conditions of the Plan, Restricted Stock may be granted either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the grant, including the number of Shares of Restricted Stock (subject to Section 6(c) hereof) granted to the Participant and the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b)   Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon and after the Vesting Cessation Date or upon termination of the purchaser's service with the Company due to death or Disability. Unless the Administrator provides otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c)   Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)   Rights as a Shareholder.    Once the Restricted Stock is granted, the Participant shall have the rights equivalent to those of a shareholder, and shall be a shareholder when the grant is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is granted, except as provided in Section 15 of the Plan.

13.
Restricted Stock Units.

          (a)   Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in a Restricted Stock Unit Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units (subject to Section 6(c) hereof).

          (b)   Vesting Criteria and Other Terms.    The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals

  (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

          (c)   Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d)   Form and Timing of Payment.    Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

          (e)   Cancellation.    On the date set forth in the Restricted Stock Unit Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

14.
Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. In no event may an Award granted hereunder be transferred in exchange for consideration.

          15.   Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)   Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, repurchase or forfeiture of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the Section 162(m) annual share issuance limits under Section 6(c), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100% , and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, or, with respect to Restricted Stock, all restrictions have not lapsed, or, with respect to a

  Restricted Stock Unit, all units have not vested, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)   Merger or Asset Sale.

                (i)  Stock Options and SARs.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period, or such earlier date as specified in the Award Agreement. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or stock appreciation right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Optioned Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

               (ii)  Restricted Stock and Restricted Stock Units.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock and Restricted Stock Unit award shall be assumed or an equivalent Restricted Stock or Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock Unit, including shares which would not otherwise be vested, and all restrictions on Restricted Stock will lapse immediately prior to the closing date of the transaction. For the purposes of this paragraph, a Restricted Stock or Restricted Stock Unit award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share subject to the Restricted Stock or Restricted Stock Unit award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share subject to the Restricted Stock or Restricted Stock Unit award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16.
Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17.
Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)   Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)   Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination or Shares issued under the Plan.

        The Company will administer the Plan from the United States of America, and any disputes will be settled in the U.S. according to U.S. law. This Plan and all awards are governed by the internal substantive laws, but not the choice of law principles, of the State of California, United States of America.

18.
Conditions Upon Issuance of Shares.

          (a)   Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option or Stock Appreciation Right or pursuant to the vesting of a Restricted Stock or Restricted Stock Unit award unless the exercise of such Option or Stock Appreciation Right or the vesting of a Restricted Stock or Restricted Stock Unit award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)   Investment Representations.    As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.
Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue, sell or release from escrow such Shares as to which such requisite authority shall not have been obtained.

20.
Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.
Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22.
No Repricing.    The exercise price for an Option or SAR may not be reduced without the prior consent of the Company's stockholders. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award. If an Option or SAR is cancelled in the same fiscal year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option or SAR as well as any replacement Option or SAR will be counted against the limits set forth in section 6(c) above. Moreover, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

23.
Section 409A Compliance.    Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code to the extent Section 409A of the Code applies to such Awards and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Administrator deems necessary or advisable in its sole discretion. Notwithstanding any other provision in the Plan, the Administrator, to the extent it unilaterally deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

 Appendix B

QUICKLOGIC CORPORATION

2009 EMPLOYEE STOCK PURCHASE PLAN

1.
PURPOSE.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.
DEFINITIONS.

          (a)   "Applicable Laws" shall mean the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or shall be, granted under the Plan.

          (b)   "Board" shall mean the Board of Directors of the Company or any committee thereof designated by the Board in accordance with Section 14 of the Plan.

          (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

          (d)   "Common Stock" shall mean the common stock of the Company.

          (e)   "Company" shall mean QuickLogic Corporation, a Delaware corporation.

          (f)    "Compensation" shall mean all base straight time gross earnings, overtime and incentive/variable compensation, but exclusive of bonuses and other compensation.

          (g)   "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h)   "Eligible Employee" shall mean any individual who is a common law employee of the Company or any of its Designated Subsidiaries and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Company or such Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Designated Subsidiary. Where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Board, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee shall or shall not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Board in its discretion), (iv) is an executive, officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code.

          (i)    "Enrollment Date" shall mean the first Trading Day of each Offering Period.

          (j)    "Exercise Date" shall mean the last Trading Day of each Offering Period.

          (k)   "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

              (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (l)    "New Exercise Date" means a new Exercise Date set by shortening any Offering Period then in progress.

          (m)  "Offering Periods" shall mean the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 15 and November 15 of each year and terminating on the last Trading Day in the periods ending six months later. For example, an Offering Period under the Plan shall commence with the first Trading Day on or after May 15, 2009 and end on the last Trading Day on or before November 14, 2009. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan.

          (n)   "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o)   "Participant" means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 5 and (b) has not ceased to be a Participant pursuant to Section 10 or Section 11.

          (p)   "Plan" shall mean this 2009 Employee Stock Purchase Plan.

          (q)   "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock as determined pursuant to Section 4; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

          (r)   "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (s)   "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (t)    "Trading Day" shall mean a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3.
ELIGIBILITY.

          (a)   Any individual who is an Eligible Employee on a given Enrollment Date shall be eligible to participate in the Plan. This Plan shall not confer upon any Eligible Employee any right with respect to the continuation of his or her employment with the Company or any Designated Subsidiary, nor shall it restrict, limit, or interfere in any way with the right of the Company or any Designated Subsidiary to terminate the employment relationship of any Eligible Employee at any time, with or without cause.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.
OFFERING PERIODS.

          (a)   The Plan shall be implemented by either of the following Offering Periods, which shall be determined by the Board prior to the applicable Offering Period:

                (i)  A six (6) month Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof or changed pursuant to this Section 4(a) and with a Purchase Price equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date (a "Purchase Date Offering Period"); or

               (ii)  A six (6) month Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof or changed pursuant to this Section 4(a) and with a Purchase Price equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower (a "Look-Back Offering Period").

        Notwithstanding the foregoing, if the Board does not determine the type of Offering Period prior to the start of the applicable Offering Period, the default Offering Period shall be the Purchase Date Offering Period as described in Section 4(a)(i) above.

          (b)   The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and to implement Offering Periods with multiple purchase periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.
PARTICIPATION.

          (a)   An Eligible Employee may become a Participant in the Plan only by (i) submitting a subscription agreement authorizing payroll deductions in a form determined by the Board (which may be similar to the form attached hereto as Exhibit A) to the Company's payroll office (or its designee), on or before a date prescribed by the Board prior to an applicable Enrollment Date, or (ii) following an electronic or other enrollment procedure prescribed by the Board. Participants in the offering period under the Company's 1999 Employee Stock Purchase Plan (the "1999 ESPP") beginning on or about November 15, 2008 will automatically be enrolled in the initial Offering Period under this Plan commencing on the first Trading Day on or after May 15, 2009 at the same contribution levels as last elected under the 1999 ESPP.

6.
PAYROLL DEDUCTIONS.

          (a)   At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.

          (b)   Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

          (c)   All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

          (d)   A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may (i) increase or decrease the rate of his or her payroll deductions during a Purchase Date Offering Period, or (ii) only decrease the rate of his or her payroll deductions during a Look-Back Offering Period, in either case by (A) properly completing and submitting to the Company's payroll office (or its designee), on or before a date prescribed by the Board prior to an applicable Exercise Date, a new subscription agreement authorizing a change in payroll deduction rate in the form provided by the Board for such purpose, or (B) following an electronic or other procedure prescribed by the Board. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Board may, in its discretion, limit the number of payroll deduction rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company, in its sole discretion, elects to process a given change in payroll deduction rate more quickly. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof; provided, however, that in the event a Participant changes his or her rate of payroll deductions during an Offering Period to zero percent (0%) and does not withdraw pursuant to Section 10 prior to the beginning of the subsequent Offering Period, the Participant's payroll deductions shall recommence for the subsequent Offering Period at the rate originally elected by the Participant as of the beginning of the prior Offering Period.

          (e)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions shall recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

          (f)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for amounts not in excess of the minimum statutory federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the employing Designated Subsidiary, as applicable, may, but shall not be obligated to, withhold from the Participant's compensation amounts not in excess of the applicable minimum statutory withholding obligations, including any withholding required to make available to the Company or the employing Designated Subsidiary, as applicable, any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. If the Company allows the Participant to settle such tax withholding obligations by remitting to the Company shares of Common Stock issued upon exercise, then the Participant may not elect to withhold amounts in excess of the applicable minimum statutory federal, state, or other tax obligations withheld at the time of exercise or disposal.

7.
GRANT OF OPTION.    On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Offering Period more than 20,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Eligible Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.
EXERCISE OF OPTION.

          (a)   Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

          (b)   If the Board determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Enrollment Date.

9.
DELIVERY.    As promptly as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Board (in its sole discretion) and pursuant to rules established by the Board. The Company may permit or require that shares be deposited with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant shall have any voting, dividend, or other shareholder rights with respect to such shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.
WITHDRAWAL.

          (a)   A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company's payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Board for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure prescribed by the Board. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

          (b)   A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11.
TERMINATION OF EMPLOYMENT.    Upon a Participant's ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to purchase shares under the Plan shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant's option shall be automatically terminated.

12.
INTEREST.    No interest shall accrue on the payroll deductions of a Participant in the Plan.

13.
STOCK.

          (a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 2,300,000 shares of Common Stock.

          (b)   Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such shares.

          (c)   Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.
ADMINISTRATION.    The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board, which shall be constituted to comply with Applicable Laws. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Board or its committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board or its committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

15.
DESIGNATION OF BENEFICIARY.

          (a)   A Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Board. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (c)   All beneficiary designations shall be in such form and manner as the Board may designate from time to time.

16.
TRANSFERABILITY.    Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the

  Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.
USE OF FUNDS.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, Participants shall only have the rights of an unsecured creditor with respect to such shares.

18.
REPORTS.    Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

          (a)   Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Common Stock occurs, the number and class of Common Stock of the Reserves, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13 shall be automatically proportionately adjusted.

          (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c)   Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date shall occur before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.
AMENDMENT OR TERMINATION.

          (a)   The Board of Directors of the Company, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its sole discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase shares of Common Stock shall be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

          (b)   Without shareholder consent and without limiting Section 20(a), the Board (or its committee) shall be entitled to change the Offering Periods (however, in no event shall an Offering Period exceed 12 months), limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

          (c)   In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                (i)  amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

               (ii)  altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

              (iii)  shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Board action;

              (iv)  reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

               (v)  reducing the maximum number of shares a Participant may purchase during any Offering Period.

        Such modifications or amendments shall not require shareholder approval or the consent of any Plan Participants.

21.
NOTICES.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.
CONDITIONS UPON ISSUANCE OF SHARES.    Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.
TERM OF PLAN.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 20 hereof.

\

EXHIBIT A

QUICKLOGIC CORPORATION

2009 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Purchase Period:
Original Application (New Enrollment)	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)
1.
hereby elects to participate in the QuickLogic Corporation 2009 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.
I hereby authorize payroll deductions from each paycheck in the amount of            % of my Compensation on each payday (from 0 to 20%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted and only one reduction is allowed during each 6-month period according to our plan document.)

3.
I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Employee Stock Purchase Plan.

4.
I have received a copy of the complete Employee Stock Purchase Plan and its accompanying prospectus. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

5.
Shares of Common Stock purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of                              (Eligible Employee or Eligible Employee and Spouse only).

6.
I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or 1 year after the Exercise Date, whichever is later, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provisions for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the minimum statutory amounts of applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the

B-A-1

  purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.
I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.
In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)

(First) (Middle) (Last)

Relationship

(Address)

Employee's Social Security Number:

Employee's Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse's Signature (If beneficiary other than spouse)

B-A-2

 EXHIBIT B

QUICKLOGIC CORPORATION

2009 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

        The undersigned Participant in the Offering Period of the QuickLogic Corporation 2009 Employee Stock Purchase Plan which began on                         ,            (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

B-B-1

QUICKLOGIC CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
WEDNESDAY, APRIL 22, 2009

The undersigned stockholder of QuickLogic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 20, 2009, and hereby appoints E. Thomas Hart and Ralph S. Marimon, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of QuickLogic Corporation (the "Company") to be held at the Company's offices located at 1277 Orleans Drive, Sunnyvale, CA 94089 on Wednesday, April 22, 2009, at 10:00 a.m., and any adjournments or postponements thereof, and to vote all shares of common stock the undersigned would be entitled to vote if then and there personally present at the meeting, on the matters set forth on the reverse side and in their discretion upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued and signed on other side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

QUICKLOGIC CORPORATION

April 22, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://materials.proxyvote.com/74837P

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

        20233300000000000000 1                                                                                                                                                   042209

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2 AND 3, AND THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1:		To elect two Class I directors, each to serve for a term of three years or until his successor is elected.
NOMINEES:
☐	FOR ALL NOMINEES	( ) Michael J. Callahan
( ) Michael R. Farese
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

		FOR	AGAINST	ABSTAIN
Proposal 2:	To approve the QuickLogic Corporation 2009 Stock Plan.	☐	☐	☐
Proposal 3.	To approve the QuickLogic Corporation 2009 Employee Stock Purchase Plan.	☐	☐	☐
Proposal 4:	To ratify the selection of PricewaterhouseCoopers LLP as QuickLogic's independent registered public accounting firm for the fiscal year ending December 27, 2009.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

QUICKLOGIC CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 22, 2009
QUICKLOGIC CORPORATION PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE ELECTION OF DIRECTORS
Nominees for Class I Director
Incumbent Class II Directors Whose Terms Expire in 2010
Incumbent Class III Directors Whose Terms Expire in 2011
PROPOSAL TWO APPROVAL OF THE QUICKLOGIC CORPORATION 2009 STOCK PLAN
PROPOSAL THREE APPROVAL OF THE QUICKLOGIC CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FOUR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
MEMBERS OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
MEMBERS OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE For Fiscal Years Ended December 28, 2008, December 30, 2007 and December 31, 2006
GRANTS OF PLAN-BASED AWARDS For Fiscal Year Ended December 28, 2008
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008
OPTION EXERCISES AND STOCK VESTED For Fiscal Year Ended December 28, 2008
TRANSACTIONS WITH RELATED PERSONS
OTHER MATTERS
Appendix A QUICKLOGIC CORPORATION 2009 STOCK PLAN
Appendix B QUICKLOGIC CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN
EXHIBIT A QUICKLOGIC CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT
EXHIBIT B QUICKLOGIC CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN NOTICE OF WITHDRAWAL